                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-105182


                           PROSPECTUS SUPPLEMENT NO. 8
                  Island Pacific, Inc., a Delaware corporation
                     (formerly known as SVI Solutions, Inc.)
                                  Common Stock


         This Prospectus Supplement relates to the resale by the holders of Common Stock.

         The prospectus dated July 17, 2003, as supplemented by prospectus supplement no. 1 dated November 10, 2003, prospectus supplement no. 2 dated November 25, 2003, prospectus supplement no. 3 dated December 12, 2003, prospectus supplement no. 4 dated December 17, 2003, prospectus supplement no. 5 dated February 4, 2004, prospectus supplement no. 6 dated February 13, 2004 and prospectus supplement no. 7 dated March 8, 2004 (the "Prospectus"), is hereby amended by the information contained in the attached report on Form 8-K filed on March 17, 2004. If the information in the attached report is inconsistent with any information contained in the Prospectus or any prospectus supplement dated earlier than the date of this Supplement, the Prospectus or any earlier supplement shall be deemed superceded by this Supplement. In all other ways, the Prospectus and any prior supplement shall remain unchanged.

         This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

         This Prospectus Supplement is dated March 17, 2004.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          March 14, 2004

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-23049                                         33-0896617
-----------------------------                  ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On March 14, 2004, Island Pacific, Inc. ("Island Pacific") and Retail Technologies International, Inc. ("RTI") executed an Agreement of Merger and Plan of Reorganization ("Merger Agreement") pursuant to which Island Pacific will acquire RTI (the "Merger"), a leading provider of retail management store solutions to small through mid-tier retailers via an international network of resellers. Under the terms of the Merger Agreement, RTI will merge into IPI Merger Sub, Inc., a wholly owned subsidiary of Island Pacific. Island Pacific will pay the stockholders of RTI approximately $9,000,000 in consideration, consisting of $4,500,000 in cash and the number of shares of Island Pacific common stock determined by dividing $4,500,000 by the average closing price of Island Pacific's common stock traded on the American Stock Exchange during the ten (10) trading days immediately preceding the closing date of the Merger. Island Pacific will assume all of RTI's currently outstanding options. Island Pacific will also satisfy RTI's obligations under certain promissory notes for approximately $2.1 million issued by RTI to its former shareholders by causing the surviving corporation to repay the notes within thirty (30) days of the closing of the Merger.

         Consummation of the Merger is subject to Island Pacific securing financing and satisfaction of customary closing conditions, including the approval of RTI's shareholders. The Merger is expected to close in the first quarter of Island Pacific's fiscal year ending March 31, 2005.

         On March 15, 2004 (the "First Closing Date"), Island Pacific sold Omicron Master Trust ("Omicron") and Midsummer Investments, Ltd. ("Midsummer" and together with Omicron, the "Purchasers") 9% convertible debentures (the "Debentures") for an aggregate price of approximately $3,500,000 pursuant to a securities purchase agreement (the "Purchase Agreement"). The Debentures bear an interest rate of 9% per annum, and provide for interest only payments on a quarterly basis, payable, at Island Pacific's option, in cash or shares of Island Pacific common stock. The Debentures mature on May 15, 2006. The Debentures are convertible into shares of Island Pacific common stock at a conversion price of $1.32 per share, subject to adjustment. If certain conditions are met, Island Pacific has the option to redeem the debentures at 110% of their face value, plus accrued but unpaid interest. Island Pacific must redeem the debentures at the initial monthly amount of $233,333 commencing on February 1, 2005. If the daily volume weighed average price of Island Pacific common stock on the American Stock Exchange exceeds the Closing Price by more than 200% for 15 consecutive trading days, Island Pacific will have the option to cause the Purchasers to convert the then outstanding principal amount of Debentures into Island Pacific common stock at the conversion price then in effect.

         Island Pacific also issued each Purchaser two warrants as follows: (1) a Series A Warrant to purchase up to a number of shares of Island Pacific common stock equal to 40% of such Purchaser's subscription amount divided by $1.15 (the "Closing Price"), these warrants are exercisable at anytime after September 16, 2004, have a 5 year term and have an exercise price per warrant share of $1.15, subject to adjustment therein; and (2) a Series B Warrant to purchase up to a number of shares of Island Pacific common stock equal to such Purchaser's pro-rata portion of 8,500,000 shares of Island Pacific common stock (calculated based on such Purchaser's subscription amount), these warrants are immediately exercisable, have an eighteen (18) month term and have an exercise price per warrant share equal to $5, subject to adjustment therein. The Series A Warrant issued to Omicron is exercisable for up to 608,696 shares of Island Pacific common stock and the Series A Warrant issued to Midsummer is exercisable for up to 437,783 shares of Island Pacific common stock. The Series B Warrant issued Omicron is exercisable for up to 4,958,333 shares of Island Pacific common stock and the Series B Warrant issued to Midsummer is exercisable for up to 3,541,667 shares of Island Pacific common stock.

         For a period of one hundred eighty (180) days following the First Closing Date, each Purchaser has the right, in its sole discretion, to elect to purchase such Purchaser's pro rata portion of additional debentures and Series A Warrants for an aggregate purchase price of up to $2,000,000 in a second closing (the "Second Closing"). The terms of the Second Closing shall be identical to the terms set forth in the Purchase Agreement and related documents, except that, the conversion price for the additional debentures and the exercise price for the additional warrants shall be equal to 115% of the average of the daily volume weighted average price of Island Pacific's common stock on the American Stock Exchange for the ten (10) days preceding the Second Closing ("Second Closing Price"). The Series A Warrant coverage for the Second Closing shall be 40% of each Purchaser's subscription amount divided by the Second Closing Price.

         For a period of one hundred eighty (180) days following the First Closing Date, if the daily volume weighted average price of Island Pacific's common stock for twenty (20) consecutive trading days exceeds $2.00, subject to adjustment, Island Pacific may, on one occasion, in its sole determination, require the Purchasers to purchase each such Purchaser's pro rata portion additional debentures and Series A Warrants for an aggregate purchase price of up to $2,000,000. Any such additional investment shall be under the terms set forth in the Purchase Agreement and related documents, except that, the conversion price for the additional debentures and the exercise price for the additional warrants shall be equal to the then current conversion price and warrant exercise price for the Debentures and warrants purchased on the First Closing Date.

         For a period of six (6) months following the First Closing Date, the Purchasers have a right of first refusal to participate in certain future financings by Island Pacific involving the sale of its common stock or equivalent securities. The Purchasers were also granted registration rights under a Registration Rights Agreement, which requires Island Pacific to file a registration statement respecting the common stock issuable upon the conversion of the debentures and exercise of the warrants within thirty (30) days after the First Closing Date, and to use best efforts to have the registration statement declared effective at the earliest date. If a registration statement is not filed within thirty (30) days following the First Closing Date or declared effective within ninety (90) days following the First Closing Date, or within one hundred twenty (120) days in the event of a full review by the Securities and Exchange Commission, Island Pacific will be obligated to pay liquidated damages to the Purchasers equal to 2% of each such Purchasers' subscription amount under the Purchase Agreement plus the value of any warrants issued pursuant to the Purchase Agreement then held by a Purchaser.

         The foregoing descriptions of the Merger Agreement, Purchase Agreement and any related agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, Purchase Agreement and related agreements attached hereto as exhibits and incorporated herein by reference.


                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

2.1 Agreement of Merger and Plan or Reorganization by and among Island Pacific, Inc., Retail Technologies International, Inc., IPI Acquisition, Inc., Michael Tomczak and Jeffrey Boone dated March 12, 2004.*

4.1 Securities Purchase Agreement by and among Island Pacific, Inc., Omicron Master Trust and Midsummer Investments, Ltd. dated March 15, 2004.*

4.2 Registration Rights Agreement by and among Island Pacific, Inc., Omicron Master Trust and Midsummer Investments, Ltd. dated March 15, 2004.


*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                  Island Pacific, Inc.

Date:  March 17, 2004                             By: /s/ Ran Furman
                                                     ---------------------------
                                                  Name:  Ran Furman
                                                  Title: Chief Financial Officer

                                                                    EXHIBIT 2.1

================================================================================

               --------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

               --------------------------------------------------



                                  by and among

                              ISLAND PACIFIC, INC.,

                    RETAIL TECHNOLOGIES INTERNATIONAL, INC.,

                              IPI MERGER SUB, INC.,

                                       and

                        MICHAEL TOMCZAK and JEFFREY BOONE


                                 March 12, 2004



================================================================================

                                   APPENDIX 1

                                   DEFINITIONS
                                   -----------

"Accounts Receivable" shall have the meaning set forth in Section 3.8.

"Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Act.

"Agreement" shall mean this Agreement of Merger and Plan of Reorganization.

"Applicable Contract" shall have the meaning set forth in Section 3.16.

"Applicable Share Price" shall have the meaning set forth in Section 2.1.

"Balance Sheet" shall have the meaning set forth in Section 3.5.

"Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"California Law" shall have the meaning set forth in Section 1.1.

"Cash Merger Consideration" shall have the meaning set forth in Section 2.1.

"Certificates" shall have the meaning set forth in Section 2.3.5.

"Certificate of Merger" shall have the meaning set forth in Section 1.3.

"Closing" and "Closing Date" shall have the meanings set forth in Section 1.2.

"Closing Documents" shall mean all of the documents to be delivered pursuant to
Section 7.3.

"Code" means the Federal Internal Revenue Code of 1986, as amended (set forth in Recital E).

"Common Stock Equivalent" shall mean any security convertible into common stock, including without limitation any option, warrant, convertible stock or convertible debenture.

"Common Stock Merger Consideration" shall mean the Merger Consideration less the Series A Merger Consideration.

"Common Cash Exchange Ratio" shall mean cash equal to 0.5 times the amount determined by dividing (x) the Common Stock Merger Consideration by (y) the Total Outstanding Common Shares.

"Common Stock Exchange Ratio" shall mean the number obtained by (x) dividing (a)
0.5 times the Common Stock Merger Consideration by (b) the Total Outstanding Common Shares, divided by (y) the Applicable Share Price (calculated to four decimal places); provided that the Common Stock Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization or like change with respect to IPI Common Stock occurring after the date of this Agreement and prior to the Effective Time.

"Contemplated Transactions" shall mean the Merger and the transactions contemplated under this Agreement (including the Disclosure Schedule delivered pursuant to Article 3 hereof and IPI Disclosure Schedule delivered pursuant to
Article 4 hereof) and the documents or agreements required to be delivered hereunder.

"Continuing Employee" shall have the meaning set forth in Section 6.3.

"Contract," with respect to a Party, shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding on such Party and currently in effect.

"Copyrights" shall have the meaning set forth in Section 3.21.1(c).

"Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, interest, costs (including reasonable costs of investigation) or reasonable related third party expenses.

"Delaware Law" shall have the meaning set forth in Section 1.1.

"Disclosure Schedule" shall have the meaning set forth in Article 3.

"Effective Time" shall have the meaning set forth in Section 1.3.

"Employment Agreements" shall mean the employment agreements in the form attached as EXHIBIT A to be entered into between Merger Sub and the Shareholders, as set forth in Section 7.1.8 and Section 7.2.6.

"Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

"Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and Orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including, without limitation, the public.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean the United States generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

"Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body pursuant to any Legal Requirement.

"Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

"Intellectual Property Assets" shall have the meaning set forth in Section
3.21.1.

"Intuit" shall mean Intuit, Inc.

"IPI" shall mean Island Pacific, Inc., as set forth in the introductory paragraph.

"IPI Common Stock" shall mean the common stock of IPI.

"IPI Disclosure Schedule" shall have the meaning set forth in Article 4.

"Knowledge" a Person will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. "Knowledge," with respect to RTI, shall include the Knowledge of Michael Tomczak and Jeffrey Boone.

"Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Marks" shall have the meaning set forth in Section 3.21.1(a).

The term "material" when not capitalized and used with respect to any subsection or subsections shall be construed, except as specifically otherwise provided, to qualify the matter or matters referred to as having a value in excess of Twenty Thousand Dollars ($20,000). For example, a "material breach" would be a breach resulting in Damages exceeding Twenty Thousand Dollars ($20,000).

"Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), results of operations or capitalization of the RTI or IPI, as applicable, and its subsidiaries, taken as a whole, provided that a Material Adverse Effect will not exist as a result of circumstances that are demonstrated to have resulted directly from the public announcement of the Merger or the performance by the Company of its obligations hereunder. A violation or other matter will be deemed to have a "Material Adverse Effect" on RTI or IPI, as applicable, if such violation or other matter would be material in impact or amount to RTI's or IPI's, as applicable, business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance. The definition of "material" for purposes of this definition shall be construed as having a value in excess of Fifty Thousand Dollars ($50,000).

"Merger" shall have the meaning set forth in Section 1.1.

"Merger Consideration" shall have the meaning set forth in Section 2.1.

"Merger Sub" shall mean IPI Merger Sub, Inc., as set forth in the introductory paragraph.

"Ordinary Course of Business" shall describe any action taken by a Person if:
(a) such action is consistent with such Person's past practices and is taken in the ordinary course of such Person's normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by such Person's shareholders, board of directors or any committee thereof and does not require any other separate or special authorization of any nature; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Entities that are engaged in businesses similar to such Person's business.

"Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Organizational Documents" of any Party shall mean the articles or certificate of incorporation and the bylaws of such Party, together with any amendments thereto.

"Parties" shall have the meaning set forth in the introductory paragraph.

"Patents" shall have the meaning set forth in Section 3.21.1(b).

"PBGC" shall have the meaning set forth in Section 3.12.

"Plan" shall have the meaning set forth in Section 3.12.

"Person" shall mean any individual, Entity or Governmental Body.

"Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Proprietary Rights Agreement" shall have the meaning set forth in Section
3.21.2.

"Registration Rights Agreement" shall mean the registration rights agreement attached as EXHIBIT E, to be entered between IPI and the holders of RTI Common Stock and RTI Preferred Stock as set forth in Section 7.2.7.

"Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and other professional advisors.

"RTI" shall mean Retail Technologies International, Inc., as set forth in the introductory paragraph.

"RTI Common Stock" shall mean the common stock of RTI, as set forth in Section 2.2.

"RTI Preferred Stock" shall mean the Series A Preferred Stock of RTI.

"RTI Options" shall mean all options to purchase RTI Common Stock issued under the RTI 2003 Stock Incentive Plan.

"Sage" shall mean The Sage Group plc.

"SEC" shall mean the United States Securities and Exchange Commission.

"SEC Reports" shall have the meaning set forth in Section 4.4.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Series A Merger Consideration" shall mean the sum of (x) the Series A Liquidation Preference Amount and (y) the Series A Participation Amount.

"Series A Liquidation Preference Amount" shall mean the number obtained by multiplying (x) the Total Outstanding Series A Shares by (y) $0.3436.

"Series A Participation Amount" shall mean the lesser of (x) the number obtained by (a) dividing (1) the amount of the Merger Consideration less the Series A Liquidation Preference Amount by (2) the Total Outstanding Capital Stock, multiplied by (b) Total Outstanding Series A Shares and (y) the number obtained by multiplying (1) the number of Total Outstanding Series A Shares by (y) $0.6872.

"Series A Cash Exchange Ratio" shall mean cash equal to 0.5 times the amount determined by dividing (x) the Series A Merger Consideration by (y) the Total Outstanding Series A Shares.

"Series A Stock Exchange Ratio" shall mean the number obtained by dividing (x) a number equal to (a) 0.5 times the Series A Merger Consideration divided by (b) the Total Outstanding Series A Shares, divided by (y) the Applicable Share Price (calculated to four decimal places); provided that the Series A Stock Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization or like change with respect to IPI Common Stock occurring after the date of this Agreement and prior to the Effective Time.

"Shareholders" shall mean Michael Tomczak and Jeffrey Boone in their capacity as shareholders of RTI.

"Stock Merger Consideration" shall have the meaning set forth in Section 2.1.

"Surviving Corporation" shall have the meaning set forth in Section 1.1.

"Threatened" shall mean a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any written notice has been given.

"Total Outstanding Capital Stock" shall mean the aggregate number of shares of RTI Common Stock and RTI Preferred Stock issued and outstanding immediately prior to the Effective Date.

"Total Outstanding Common Stock" shall mean the aggregate number of shares of RTI Common Stock issued and outstanding immediately prior to the Effective Date.

"Total Outstanding Series A Shares" shall mean the aggregate number of shares of RTI Series A Preferred Stock issued and outstanding immediately prior to the Effective Date.

"Trade Secrets" shall have the meaning set forth in Section 3.21.1(e).

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION



         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of March 12, 2004 by and among Island Pacific, Inc., a Delaware corporation ("IPI"), Retail Technologies International, Inc., a California corporation ("RTI"), IPI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and Michael Tomczak and Jeffrey Boone (each, a "Shareholder" and collectively, the "Shareholders"). The capitalized terms used herein shall have the meanings set forth in the text of the Agreement or on the attached Appendix
I. (IPI, RTI, Merger Sub and the Shareholders are collectively referred to herein as the "Parties.")

                                    RECITALS

         A. The Shareholders own a majority of outstanding shares of capital stock of RTI.

         B. Under the terms and subject to the conditions of this Agreement, IPI, Merger Sub, RTI and the Shareholders intend to enter into a business combination transaction such that RTI merges with and into Merger Sub, a wholly owned subsidiary of IPI.

         C. The Boards of Directors of RTI and IPI (i) have determined that the Merger is consistent with, and in furtherance of, their respective long term business strategies and fair to, and in the best interest of, their respective shareholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         D. The Board of Directors of Merger Sub has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         E. The Parties intend, by executing this Agreement to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         F. The Parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the transactions contemplated hereby.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the parties hereby agrees as follows:

                                    ARTICLE 1

                                     MERGER

         1.1 THE MERGER. As of the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware General Corporation Law ("Delaware Law") and California General Corporation Law

("California Law"), RTI shall be merged with and into Merger Sub the separate corporate existence of RTI shall cease and Merger Sub shall continue as the surviving corporation (the "Merger"). Merger Sub as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation."

         1.2 CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of IPI's counsel, Solomon Ward Seidenwurm & Smith, LLP, 401 B Street, Suite 1200, San Diego, California, as promptly as practicable after the execution and deliver of this Agreement, but no later than five (5) days following the satisfaction or waiver of the closing conditions set forth in
Article 7 (the "Closing Date").

         1.3 EFFECTIVE TIME. If all of the conditions to the Merger set forth in Articles 5 and 6 have been fulfilled or waived in accordance herewith and this Agreement has not been terminated pursuant to Article 11, the parties shall cause the Merger to be completed by properly filing certificates of merger of RTI and Merger Sub with the Secretary of State of the States of California and Delaware on the Closing Date in accordance with applicable law (each, a "Certificate of Merger"). As between the Parties, risk of loss and the benefits of ownership of the consideration shall be transferred, and the Merger shall become effective, as of the date and time as the Parties shall agree and shall be specified in the Certificates of Merger (the date and time the Merger becomes effective shall be referred to as the "Effective Time").

         1.4 EFFECT OF THE MERGER. As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time all the property, rights, privileges, powers and franchises of RTI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of RTI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 CERTIFICATE OF INCORPORATION; BYLAWS.

                  1.5.1 As of the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

                  1.5.2 As of the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         1.6 OFFICERS AND DIRECTORS. The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation at and after the Effective Time, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or directors, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                                    ARTICLE 2

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

         2.1 MERGER CONSIDERATION. The aggregate merger consideration ("Merger Consideration") payable by IPI to the securityholders of RTI at the Closing shall be as follows: (a) Four Million Five Hundred Thousand Dollars ($4,500,000) in cash by certified check or bank wired funds payable to the holders of RTI Common Stock and RTI Preferred Stock ("Cash Merger Consideration"), and (b) the number of shares of IPI common stock determined by dividing $4,500,000 by the Applicable Share Price (the "Stock Merger Consideration"). "Applicable Share Price" shall mean the average closing price of IPI's common stock traded on the American Stock Exchange during the ten (10) trading days immediately preceding the Closing Date. The number of shares shall be rounded to the nearest whole share and no fractional shares shall be issued. The Parties shall execute a certificate on the Closing Date to evidence their agreement with respect to the final calculation of the number of shares constituting the Stock Merger Consideration.

         2.2 NO FRACTIONAL SHARES. Notwithstanding any provision of this Agreement to the contrary, neither certificates nor scrip for fractional shares of IPI common stock shall be issued in connection with the Merger, but in lieu thereof the holders of RTI Preferred Stock and RTI Common Stock otherwise entitled to a fraction of a share of IPI Common Stock pursuant to the provisions of Section 2.1 (after aggregating all fractional shares of IPI Common Stock issuable to such holder) shall be paid in cash (without interest) in an amount equal to such fraction multiplied by the Applicable Share Price, rounded up to the nearest whole cent.

         2.3 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, RTI or the holders of any of the securities described below, the Merger shall have the following additional effects:

                  2.3.1 RTI PREFERRED STOCK. To the extent not converted prior to the Effective Time, each share of RTI Preferred Stock issued and outstanding immediately prior to Effective Time shall be exchangeable for the following: (i) an amount in cash equal to Series A Cash Exchange Ratio and (ii) a portion of a share of IPI common stock equal to Series A Stock Exchange Ratio.

                  2.3.2 RTI COMMON STOCK. Each share of RTI Common Stock issued and outstanding immediately prior to the Effective Time shall be exchangeable for the following: (i) an amount in cash equal to Common Cash Exchange Ratio and
(ii) a portion of a share of IPI common stock equal to Common Stock Exchange Ratio.

                  2.3.3 RTI OPTIONS.

                           (a) IPI will take all action necessary such that, at
the Effective Time, it will assume the RTI 2003 Stock Incentive Plan and the options issued and outstanding thereunder (the "RTI Options").

                           (b) Each RTI Option shall be automatically converted
into an option to purchase that number of whole shares of IPI Common Stock equal to the product of (i) the number of shares of RTI Common Stock that were issuable upon exercise of such RTI Option immediately prior to the Effective Time, multiplied by (ii) two (2) times the Common Stock Exchange Ratio, rounded to the nearest whole number of shares of IPI Common Stock (each, an "IPI Option").

                           (c) The per share exercise price for the shares of
IPI Common Stock issuable upon exercise of each IPI Option shall be equal to the quotient obtained by dividing (i) the exercise price per share (immediately prior to the Effective Time) of RTI Common Stock under the RTI Option from which such IPI Option was converted, by (ii) two (2) times the Common Stock Exchange Ratio, rounded up to the nearest whole cent.

                  2.3.4 TAX WITHHOLDING. IPI and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of RTI pursuant to this Agreement such amounts as IPI or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  2.3.5 SURRENDER OF CERTIFICATES; DELIVERY OF MERGER CONSIDERATION. At the Closing (a) the holders of RTI Preferred Stock and RTI Common Stock shall deliver to IPI the preferred and common stock certificates representing such securities of RTI (the "Certificates"), and (b) IPI shall deliver to the former holders of RTI Preferred Stock and RTI Common Stock the Merger Consideration due to such holders at Closing in accordance with Section
2.1. The Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, evidenced shares of RTI Common Stock or RTI Preferred Stock, as applicable, will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of IPI Common Stock into which such shares of RTI Common Stock or RTI Preferred Stock are convertible and the right to receive an amount in cash in accordance with Section 2.1. If any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate may provide, in lieu of such Certificate, an appropriate affidavit of loss with respect to such Certificate.

                  2.3.6 TAX CONSEQUENCES. It is intended by each of the Parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code, and each of the Parties will use commercially reasonable efforts to cause the Merger to be treated as such a reorganization. The Parties adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368 2(g) and 1.368 3(a) of the tax regulations promulgated under the Code. Each party shall seek the advice of such party's counsel or financial advisor regarding the ability of the Merger to qualify as such a reorganization.

                  2.3.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of RTI and Merger Sub, the Shareholders and officers and directors of RTI and Merger Sub will, at RTI's expense, take all such lawful and necessary action.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF RTI AND THE SHAREHOLDERS

         RTI and the Shareholders hereby jointly and severally represent and warrant to IPI and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule furnished by RTI and the Shareholders to IPI and Merger Sub in connection with this Article 3 ("Disclosure Schedule"), as follows:

         3.1 ORGANIZATION AND GOOD STANDING.

                  3.1.1 Part 3.1 of the Disclosure Schedule contains a complete and accurate list for RTI of its name, its jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. RTI is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. RTI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualifications, except where the failure to be so qualified would not have a Material Adverse Effect.

                  3.1.2 RTI has delivered to IPI copies of the Organizational Documents of RTI, as currently in effect.

         3.2 AUTHORITY; NO CONFLICT.

                  3.2.1 This Agreement constitutes the legal, valid, and binding obligation of RTI enforceable against RTI in accordance with its terms. Upon the execution and delivery by RTI of the Closing Documents, the Closing Documents will constitute the legal, valid, and binding obligations of RTI, enforceable against RTI in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. RTI have the right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents and to perform their respective obligations under this Agreement and the Closing Documents.

                  3.2.2 This Agreement constitutes the legal, valid, and binding obligation of Shareholders enforceable against Shareholders in accordance with its terms. Upon the execution and delivery by Shareholders of the Agreement, the Agreement will constitute the legal, valid, and binding obligations of Shareholders, enforceable against Shareholders in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Shareholders have the right, power, authority, and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

                  3.2.3 Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (a) contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of RTI, or (B) any resolution adopted by the board of directors or the shareholders of RTI;

                           (b) contravene, conflict with, or result in a
violation of, any judgment, Order or decree applicable to RTI or its assets;

                           (c) contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by RTI or that otherwise relates to the business of, or any of the assets owned or used by, RTI;

                           (d) contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

                           (e) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by RTI; or

                           (f) require RTI to give any notice to or obtain any
consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of transactions contemplated hereunder.

         3.3 ACCREDITED INVESTORS. To the extent that the Shareholders are receiving IPI Common Stock that has not been registered under the Securities Act, the Shareholders are acquiring the Stock Merger Consideration for their own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act.

         3.4 CAPITALIZATION.

                  3.4.1 As of the date of this Agreement, the authorized capital stock of RTI consists of 25,000,000 shares of common stock, of which 7,055,000 shares are issued and outstanding ("RTI Common Stock") and 1,445,000 shares of Series A Preferred Stock, all of which are issued and outstanding ("RTI Preferred Stock"). Except as disclosed in Part 3.4 of the Disclosure Schedule, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of RTI. All of the outstanding capital stock of RTI has been duly authorized and validly issued and is fully paid and non-assessable. Except for options granted under RTI's 2003 Stock Incentive Plan, there are no contracts, arrangements or understandings which require RTI to the issue or sell any of its equity securities. None of the outstanding equity securities or other securities of RTI were issued in violation of the Securities Act or any other Legal Requirement.

                  3.4.2 The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares of RTI Common Stock held by them, free and clear of all Encumbrances.

         3.5 RTI FINANCIAL STATEMENTS. RTI has delivered to IPI audited consolidated balance sheets of RTI (including the report of the independent certified public accountants who performed the audit) for the years ending December 31, 2000, 2001, 2002 and 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended (the balance sheet for the year ended December 31, 2003 is referred to herein as the "Balance Sheet"). Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of RTI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the foregoing balance sheets); the financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than RTI are required by GAAP to be included in the consolidated financial statements of RTI.

         3.6 BOOKS AND RECORDS.

                  3.6.1 RTI has delivered to IPI and Merger Sub accurate, correct and complete copies of: (i) RTI's Articles of Incorporation and Bylaws, including all amendments thereto, as presently in effect; (ii) all stock records of RTI, including RTI's stock ledger and copies of any stock certificates issued by RTI; and (iii) all minutes and other records of all meetings and other proceedings (including, without limitation, any actions taken by written consent or otherwise without a meeting) of RTI's shareholders and RTI's board of directors and all committees thereof (collectively, the "Resolutions").

                  3.6.2 RTI has made available to IPI and the IPI
Representatives all books of account and other financial records of RTI.

                  3.6.3 RTI's minute book accurately and completely reflects all material corporate actions of RTI's shareholders and RTI's board of directors and all committees thereof. RTI's books of account and other financial records are accurate and complete and have been maintained in accordance with reasonably sound business practices.

                  3.6.4 RTI is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or the Resolutions, and no condition or circumstance exists that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

         3.7 TITLE TO PROPERTIES; ENCUMBRANCES. RTI owns no real property. Part
3.7 of the Disclosure Schedule contains a complete and accurate list of all leaseholds, or other interests therein owned by RTI. RTI owns (with good and marketable title) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by RTI or reflected as owned in the books and records of RTI, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.7 of the Disclosure Schedule and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by RTI since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business). All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances other than (a) security interests shown on the Balance Sheet or set forth on Part 3.7 of the Disclosure Schedule as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

         3.8 ACCOUNTS RECEIVABLE. Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all accounts receivable as of the date of the Balance Sheet ("Accounts Receivable"), which list sets forth the aging of such Accounts Receivable. All RTI Accounts Receivable represent or will represent valid obligations arising from services actually performed or sales actually made in the Ordinary Course of Business. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         3.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.9 of the Disclosure Schedule, RTI has no material liabilities or material obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.10 TAXES.

                  3.10.1 RTI has filed or caused to be filed on a timely basis all RTI tax returns that are or were required to be filed by it, pursuant to applicable Legal Requirements, except where the failure to so file could or would not have a Material Adverse Effect. Part 3.10 of the Disclosure Schedule contains a complete and accurate list of, all such tax returns filed after December 31, 2000. RTI has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by RTI, except such taxes, if any, as are listed in Part 3.10 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

                  3.10.2 The United States federal and state income tax returns of RTI have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 2000. Part 3.10 of the Disclosure Schedule contains a complete and accurate list of all audits of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Part 3.10 of the Disclosure Schedule describes all adjustments to the United States federal income tax returns filed by RTI for all taxable years since 2000, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.10 of the Disclosure Schedule, RTI has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of RTI or for which RTI may be liable.

                  3.10.3 The charges, accruals, and reserves with respect to taxes on the respective books of RTI are adequate (determined in accordance with GAAP) and are at least equal to that RTI's liability for taxes. There exists no proposed tax assessment against RTI except as disclosed in the Balance Sheet or in Part 3.10 of the Disclosure Schedule. No consent to the application of
Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by RTI. All taxes that RTI is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person, except where any failure to withhold or collect such taxes does not exceed $10,000 in the aggregate.

                  3.10.4 All tax returns filed by (or that include on a consolidated basis) RTI are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by RTI after the date of this Agreement. RTI is not, nor within the five-year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the Code with respect to the sale of the RTI capital stock to IPI), neither RTI nor any target affiliate (as defined in Section 338(h)(6) of the Code with respect to the sale of RTI capital stock to IPI) has sold or will sell any property or assets to IPI or to any member of the affiliated group (as defined in Section 338(h)(5) of the Code) that includes IPI. Part 3.10 of the Disclosure Schedule lists all such target affiliates.

         3.11 NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of RTI, and no event has occurred or circumstance exist that may result in such a material adverse change.

         3.12 ERISA. RTI is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. SS
1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; neither RTI nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multi-employer plan (as defined in ERISA). RTI and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property equals or exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of RTI or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither RTI nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

         3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  3.13.1 To the Knowledge of RTI and the Shareholders and except as set forth in Part 3.13 of the Disclosure Schedule, RTI is in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. No event has occurred or circumstance exists that may constitute or result in a violation by RTI of, or a failure on the part of RTI to comply with, any Legal Requirement, except where such violation or failure would not have a Material Adverse Effect.

                  3.13.2 Part 3.13 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by RTI or that otherwise relates to the business of, or to any of the assets owned or used by, RTI. Each Governmental Authorization listed in Part
3.13 of the Disclosure Schedule is valid and in full force and effect and, except as set forth in Part 3.13 of the Disclosure Schedule, RTI has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Schedule:

                           (a) To the Knowledge of RTI and the Shareholders, RTI
has not received, at any time since July 1, 2000, any notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (b) Except as otherwise set forth in Part 3.13 of the
Disclosure Schedule, all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.13 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where the failure to so file could or would not have a Material Adverse Effect.

                  3.13.3 The Governmental Authorizations listed in Part 3.13 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit RTI to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit RTI to own and use their assets in the manner in which they currently own and use such assets.

         3.14 LEGAL PROCEEDINGS; ORDERS.

                  3.14.1 Except as set forth in Part 3.14 of the Disclosure Schedule, there is no pending Proceeding, nor to the Knowledge of RTI and the Shareholders, any Threatened Proceeding that:

                           (a) has been commenced by or against RTI or that
otherwise relates to or may affect the business of, or any of the assets owned or used by RTI, that would have a Material Adverse Effect; or

                           (b) challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  3.14.2 RTI has delivered to IPI copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.14 of the Disclosure Schedule. The Proceedings listed in Part 3.14 of the Disclosure Schedule will not have a Material Adverse Effect on RTI.

                  3.14.3 Except as set forth in Part 3.14 of the Disclosure
Schedule:

                           (a) there is no Order to which any of RTI or any of
the assets owned or used by RTI, is subject; or

                           (b) no officer, director, agent, or employee of RTI
is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of RTI.

                           (c) RTI is in material compliance with all of the
terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; and

                           (d) RTI has not received, at any time since July 1,
2000, any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which RTI, or any of the assets owned or used by RTI, is or has been subject.

         3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part
3.15 of the Disclosure Schedule, since December 31, 2003, RTI has conducted its businesses only in the Ordinary Course of Business and there has not been any:

                  3.15.1 change in RTI's authorized or issued capital stock;

                  3.15.2 grant of any stock option or right to purchase shares of capital stock of RTI; issuance of any security convertible into such capital stock;

                  3.15.3 grant of any registration rights;

                  3.15.4 purchase, redemption, retirement, or other acquisition by RTI of any shares of any such capital stock;

                  3.15.5 declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock;

                  3.15.6 amendment to the Organizational Documents of RTI;

                  3.15.7 payment or increase by RTI of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar contract with any director, officer, shareholder, or employee;

                  3.15.8 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of RTI;

                  3.15.9 damage to or destruction or loss of any asset or property of RTI, whether or not covered by insurance, that would result in a Material Adverse Effect;

                  3.15.10 entry into, termination of, or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement or (b) any contracts or transactions involving a total remaining commitment by or to RTI of $15,000 or more, in the aggregate;

                  3.15.11 sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of RTI or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of RTI, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  3.15.12 cancellation or waiver of any claims or rights with an aggregate value to RTI in excess of $15,000;

                  3.15.13 material change in the accounting methods used by RTI; or

                  3.15.14 agreement in writing by RTI to do any of the foregoing.

         3.16 CONTRACTS; NO DEFAULTS.

                  3.16.1 Part 3.16 of the Disclosure Schedule sets forth a complete and accurate list and RTI has delivered to IPI true and complete copies, of all of the contracts of RTI described below and currently in effect:

                           (a) any contract that involves performance of
services or delivery of goods or materials by RTI of an aggregate amount or value in excess of $15,000 per annum;

                           (b) any contract that was not entered into in the
Ordinary Course of Business and that involves expenditures or receipts of RTI in excess of $15,000 per annum;

                           (c) any contract related to any lease, rental or
occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 per annum and with terms of less than one year);

                           (d) any contract with respect to RTI's Intellectual
Property Assets, including agreements with current or former employees, consultants, or contractors regarding the appropriation of RTI's Intellectual Property Assets;

                           (e) any contract with respect to any collective
bargaining agreement or other agreement with any labor union or other employee representative of a group of employees;

                           (f) any joint venture, partnership, and other
contract (however named) involving RTI sharing any profits, losses, costs, or liabilities with any other Person;

                           (g) any contract containing covenants that in any way
purport to restrict the business activity of RTI or limit the freedom of RTI to engage in any line of business or to compete with any Person in any geographical area;

                           (h) any contract providing for payments to or by any
Person based on sales, purchases, or profits, other than direct payments for goods;

                           (i) any power of attorney that is currently effective
and outstanding;

                           (j) any contract for capital expenditures in excess
of $15,000 per annum;

                           (k) any contract involving financing or borrowing of
money, or evidencing indebtedness, any liability for borrowed money, any obligation for the deferred purchase price of any property in excess of $15,000 per annum, other than in the Ordinary Course of Business;

                           (l) any contract with any Governmental Body;

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

                           (m) any contract with or between the Shareholders;

                           (n) any written warranty, guaranty, and/or other
similar undertaking with respect to contractual performance extended by RTI other than in the Ordinary Course of Business;

                           (o) any amendment, supplement, and modification in
writing with respect of any of the foregoing;

excluding end-user licenses and reseller agreements, the forms of which shall be provided by RTI to IPI (each contract set forth in Part 3.16 of the Disclosure Schedule, an "Applicable Contract" and collectively, the "Applicable Contracts"). Part 3.16 also includes a reasonably complete description of the Applicable Contracts, including the identities of the parties to each Applicable Contract, RTI's remaining commitment under each Applicable Contract and RTI's office where details concerning each Applicable Contract are located.

                  3.16.2 Except as set forth in Part 3.16 of the Disclosure
Schedule:

                           (a) neither Shareholder (nor any related Person of
either Shareholder) has or may acquire any rights under, and neither Shareholder has or may become subject to any obligation or liability under, any contract that relates to the business of, or any of the assets owned or used by, RTI;

                           (b) to the Knowledge of RTI and the Shareholders, no
officer, director, agent, employee, consultant, or contractor of RTI is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of RTI, or (B) assign to RTI or to any other Person any rights to any invention, improvement, or discovery;

                           (c) each Applicable Contract is in full force and
effect and is valid and enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

                           (d) RTI is in material compliance with all applicable
terms and requirements of each Applicable Contract under which such RTI has or had any obligation or liability or by which RTI or any of the assets owned or used by RTI is or was bound;

                           (e) to the Knowledge of RTI and the Shareholders,
each other Person that has or had any obligation or liability under any Applicable Contract under which an RTI has or had any rights is in material compliance with all applicable terms and requirements of such contract;

                           (f) to the Knowledge of RTI and the Shareholders, no
event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give RTI or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

                           (g) to the Knowledge of RTI and the Shareholders, RTI
has not given to or received from any other Person at any time, any written notice or other communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

                           (h) there are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to RTI under any Applicable Contract with any Person and no such Person has made written demand for such renegotiation; and

                           (i) all contracts relating to the sale, design,
manufacture, or provision of products or services by RTI have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.17 INSURANCE.

                  3.17.1 RTI has delivered to IPI:

                           (a) true and complete copies of all policies of
insurance currently in effect to which RTI is a party or under which RTI, or any director or officer of RTI is now covered;

                           (b) true and complete copies of all pending
applications for policies of insurance; and

                           (c) any statement by the auditor of RTI's financial
statements with regard to the adequacy of RTI's coverage or of the reserves for claims.

                  3.17.2 Part 3.17 of the Disclosure Schedule describes:

                           (a) any contract or arrangement, other than a policy
of insurance, for the transfer or sharing of any risk by RTI; and

                           (b) all obligations of RTI to third parties with
respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  3.17.3 Part 3.17 of the Disclosure Schedule sets forth, by year, for the current policy year and each of the three preceding policy years:

                           (a) a summary of the loss experience under each
policy;

                           (b) a statement describing each claim under an
insurance policy for an amount in excess of $15,000, which sets forth:

                                (i) the name of the claimant;

                                (ii) a description of the policy by insurer,
type of insurance, and period of coverage; and

                                (iii) the amount and a brief description of the
claim.

                  3.17.4 Except as set forth in Part 3.17 of the Disclosure
Schedule:

                           (a) All policies to which RTI is a party or that
provide coverage to either Shareholder, RTI, or any director or officer of RTI:

                                (i) are valid, outstanding, and enforceable;

                                (ii) taken together, provide adequate insurance
coverage for the assets and operations of RTI for all the risks normally insured against by a Person carrying on the same or similar businesses as RTI;

                                (iii) are sufficient for compliance with all
Legal Requirements and contracts to which RTI is a party or by which any of them is bound; and

                                (iv) to the Knowledge of RTI and the Shareholder
do not provide for any retrospective premium adjustment or other experienced-based liability on the part of RTI.

                           (b) Since December 20, 2002, RTI has not received (A)
any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (c) Since December 20, 2002, RTI has paid all
premiums due, and has otherwise performed all of its respective obligations, under each policy to which RTI is a party or that provides coverage to RTI or any director or officer thereof.

                           (d) RTI has given notice to the insurer of all claims
that may be insured thereby.

         3.18 ENVIRONMENTAL MATTERS.

                  3.18.1 RTI is and has been at all times in material compliance with Environmental and Safety Laws. RTI has all necessary permits required under Environmental and Safety Laws for the operation of its business, and is not and has not been in violation of any of the terms and conditions of any of such permits, except for such permits the failure to obtain would not have a Material Adverse Effect. RTI has not received any written notice that alleges that RTI is not in compliance with any Environmental and Safety Law.

                  3.18.2 RTI has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any hazardous materials (whether lawfully or unlawfully). To the Knowledge of RTI and the Shareholders: (i) there are not and have not been any releases or threatened releases of any hazardous materials at, on or from RTI's facilities, and (ii) no former owner or user of RTI's facilities engaged in any type of manufacturing or commercial activity that might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release or dispose of any hazardous materials (whether lawfully or unlawfully) on RTI's facilities.

         3.19 EMPLOYEES.

                  3.19.1 Part 3.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of RTI, including each employee on leave of absence: name; job title; current compensation paid or payable and any change in compensation since January 1, 2003; vacation accrued; and service credited for purposes of vesting and eligibility to participate under RTI's pension, retirement, profit-sharing, thrift savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan.

                  3.19.2 To the Knowledge of RTI and the Shareholders, no employee, officer or director of RTI is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement ("Proprietary Rights Agreement"), that in any way adversely affects or will affect (a) the performance of his duties as an employee, officer or director of RTI, or (b) the ability of RTI to conduct its business as now conducted or as contemplated by RTI to be conducted after the Effective Time. To the Knowledge of RTI and the Shareholders, no director, officer, or other employee of RTI intends to terminate his employment with RTI.

                  3.19.3 Part 3.19 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of RTI, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.20 LABOR RELATIONS; COMPLIANCE. RTI has not been and is not now a party to any collective bargaining or other labor contract. There is not presently pending, existing, or, to the Knowledge of RTI and the Shareholders, Threatened (a) any strike, slowdown, picketing, work stop order, or employee grievance process, (b) any Proceeding against or affecting RTI relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body or organization, or any other labor or employment dispute against or affecting RTI or its premises, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by RTI, and no such action is contemplated by RTI. RTI has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. RTI is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, other than where such failure would not exceed $10,000 in the aggregate.

         3.21 INTELLECTUAL PROPERTY.

                  3.21.1 INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" includes:

                           (a) the name "Retail Technologies International," all
fictional business names, trading names, registered and unregistered trademarks, service marks of RTI, and applications relating thereto (collectively, "Marks");

                           (b) all patents and patent applications
(collectively, "Patents");

                           (c) all registered copyrights in both published works
and unpublished works (collectively, "Copyrights");

                           (d) all rights in mask works; and

                           (e) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed by RTI as licensee or licensor.

                  3.21.2 AGREEMENTS. Part 3.21 of the Disclosure Schedule includes a list and summary description, including any royalties paid or received by RTI during the last two completed fiscal years, of all material contracts, licenses and agreements to which RTI is a party (i) with respect to the licensing or transfer of RTI's Intellectual Property Assets to any third party, (except for end-user licenses and reseller agreements related to the sale of RTI products in the Ordinary Course of Business); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property Assets to RTI, except for perpetual, paid-up licenses for commonly available software programs with the value of less than $1,000.

                  3.21.3 KNOW-HOW NECESSARY FOR THE BUSINESS.

                           (a) Except as set forth in Part 3.21 of the
Disclosure Schedule, the Intellectual Property Assets are all those necessary for the operation of RTI's businesses as they are currently conducted. RTI is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (b) Except as set forth in Part 3.21 of the
Disclosure Schedule, all former and current employees of RTI have executed written contracts with RTI that assign to RTI all rights to any inventions, improvements, discoveries, or information relating to the business of RTI. To the Knowledge of RTI and the Shareholders, no employee of RTI has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than RTI.

                  3.21.4 PATENTS.

                           (a) RTI owns no Patents.

                           (b) To the Knowledge of RTI and the Shareholders,
none of the products manufactured and sold, nor any process or know-how used by RTI infringe or are alleged to infringe any patent or other proprietary right of any other Person.

                  3.21.5 TRADEMARKS.

                           (a) Part 3.21 of Disclosure Schedule contains a
complete and accurate list and summary description of all Marks. RTI is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims.

                           (b) All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (c) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to the Knowledge of RTI and the Shareholders, no such action is Threatened with respect to any of the Marks.

                           (d) RTI has not received any written notice that any
of its Marks are infringing on any trademark or trademark application of any third party.

                           (e) To the Knowledge of RTI and the Shareholders, no
Mark is infringed by any trade name, trademark, or service mark of any third party.

                  3.21.6 COPYRIGHTS.

                           (a) RTI has no Copyrights.

                           (b) To the Knowledge of RTI and the Shareholders, RTI
has not infringed nor is RTI alleged to infringe any copyright of any third party.

         3.22 TRADE SECRETS. RTI has taken all reasonable precautions to protect the secrecy, confidentiality, and value of RTI's Trade Secrets.

         3.23 DISCLOSURE. No representation or warranty of RTI or the Shareholders in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         3.24 RELATIONSHIPS WITH RELATED PERSONS. Neither Shareholder nor any related Person of the Shareholders or RTI has, or since the first day of the next to last completed fiscal year of RTI has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to RTI's businesses. Neither the Shareholders nor any related Person of Shareholders or of RTI is, or since the first day of the next to last completed fiscal year of RTI has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(a) had business dealings or a material financial interest in any transaction with RTI other than business dealings or transactions conducted in the Ordinary Course of Business with RTI at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with RTI with respect to any line of the products or services of RTI (a "Competing Business") in any market presently served by RTI. Except as set forth in Part
3.24 of the Disclosure Schedule, no Shareholder or any related Person of Shareholders or of RTI is a party to any contract with, or has any claim or right against, RTI.

         3.25 BROKERS OR FINDERS. RTI, the Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF IPI AND MERGER SUB

         IPI and the Merger Sub jointly and severally represent and warrant to RTI and the Shareholders as follows:

         4.1 ORGANIZATION AND GOOD STANDING. IPI and the Merger Sub are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct their business as now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement. IPI and the Merger Sub are duly qualified to do business as foreign corporations and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualifications, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 AUTHORITY; NO CONFLICT.

                  4.2.1 This Agreement constitutes the legal, valid, and binding obligation of IPI and the Merger Sub, enforceable against IPI and the Merger Sub in accordance with its terms. Upon the execution and delivery by IPI and the

Merger Sub of the Closing Documents, the Closing Documents will constitute the legal, valid, and binding obligations of IPI and the Merger Sub, enforceable against IPI and the Merger Sub in accordance with their respective terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. IPI and the Merger Sub have the right, power and authority to execute and deliver this Agreement and the Closing Documents and to perform their respective obligations under this Agreement and the Closing Documents.

                  4.2.2 Except as set forth in Part 4.2 of the IPI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (a) any provision of IPI's Organizational Documents;

                           (b) any resolution adopted by the board of directors
or the stockholders of IPI;

                           (c) any Legal Requirement or Order to which IPI may
be subject; or

                           (d) any contract to which IPI is a party or by which
IPI may be bound.

                  4.2.3 Except as set forth in Part 4.2 of the IPI Disclosure Schedule, IPI is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 CAPITALIZATION. The capitalization of IPI is as described in IPI's most recent periodic report filed with the SEC. Except as set forth in Part 4.3 of the IPI Disclosure Schedule, IPI has not issued any capital stock since such filing, other than pursuant to the exercise of employee stock options under IPI's stock option plan(s), the issuance of shares of common stock to employees pursuant to IPI's employee stock purchase plan(s) and pursuant to the conversion or exercise of any Common Stock Equivalents. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Contemplated Transactions. The issuance and sale of the Common Stock Merger Consideration will not obligate IPI to issue shares of Common Stock or other securities without consideration (other than nominal consideration) to any Person and will not result in a right of any holder of IPI's securities to adjust the exercise, conversion, exchange or reset price under such securities.

         4.4 SEC REPORTS; FINANCIAL STATEMENTS. IPI has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as IPI was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). To IPI's Knowledge and as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder. The financial statements of IPI included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of IPI and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

         4.5 MATERIAL CHANGES. Since December 31, 2003, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could have a Material Adverse Effect on IPI, (ii) IPI has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the Ordinary Course of Business consistent with past practice and (B) liabilities not required to be reflected in IPI's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) IPI has not altered its method of accounting, and (iv) IPI has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

         4.6 LITIGATION. Except as disclosed in the SEC Reports or in Part 4.6, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of IPI, threatened against or affecting IPI, any Subsidiary of IPI or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have a Material Adverse Effect. Neither IPI nor any Subsidiary of IPI, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been any formal investigation, and to the Knowledge of IPI, there is not pending or contemplated, any investigation by the SEC involving IPI or any current or former director or officer of IPI. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by IPI or any Subsidiary of IPI under the Exchange Act or the Securities Act.

         4.7 NO DISAGREEMENTS WITH ACCOUNTANTS OR LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by IPI to arise, between the accountants and lawyers presently employed by IPI and IPI is current with respect to any fees owed to its accountants and lawyers.

         4.8 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against IPI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To IPI's Knowledge, no such Proceeding has been Threatened.

         4.9 BROKERS OR FINDERS. IPI and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold RTI and the Shareholders harmless from any such payment alleged to be due by or through IPI as a result of the action of IPI or its officers or agents.

                                    ARTICLE 5

              CONDUCT OF RTI AND SHAREHOLDERS PRIOR TO CLOSING DATE

         5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, RTI and the Shareholders will, or through their Representatives will afford IPI and its Representatives full and free access to RTI's personnel, properties, contracts, books and records, related documents and data, and such additional financial, operating, and other data and information, as IPI may reasonably request.

         5.2 OPERATION OF THE BUSINESSES OF THE RTI. Between the date of this Agreement and the Closing Date, RTI and the Shareholders will, or through their Representatives will:

                  5.2.1 conduct the business of RTI only in the Ordinary Course of Business;

                  5.2.2 use their Best Efforts to preserve intact the current business organization of RTI, keep available the services of all Representatives of RTI, and maintain the relations and good will with suppliers, customers, landlords, creditors, Representatives, and any other Persons that have business relationships with RTI;

                  5.2.3 confer with IPI concerning operational matters of a material nature; and

                  5.2.4 otherwise report periodically to IPI concerning the status of the business, operations, and finances of RTI.

         5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, RTI will not, without the prior consent of IPI, (i) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur, or (ii) incur any indebtedness for borrowed funds under RTI's credit facility with Silicon Valley Bank.

         5.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, RTI and the Shareholders will promptly notify IPI in writing if RTI becomes aware of any fact or condition that causes or constitutes a Breach of any of RTI's representations and warranties in this Agreement as of the date of this Agreement or at any time prior to the Closing Date (except as expressly contemplated by this Agreement). If any such fact or condition requires any change in the Disclosure Schedule in order for the Disclosure Schedule to be accurate as of the Closing Date, RTI will promptly deliver to IPI a supplement to the Disclosure Schedule specifying such change. During the same period, RTI will promptly notify IPI of the occurrence of any Breach of any covenant of RTI in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

         5.5 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, RTI will cause all indebtedness owed to RTI by either Shareholder, including without limitation all notes receivable, employee advances, and shareholder advances to be paid in full prior to Closing.

         5.6 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article 11, neither the RTI nor the Shareholders will or will permit their Representatives to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than IPI) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of RTI, the sale of any of the capital stock of RTI, or any merger, consolidation, business combination, or similar transaction involving RTI.

                                    ARTICLE 6

                                    COVENANTS

         6.1 REQUIRED FILINGS. RTI will, or through its Representatives will, cooperate with IPI with respect to all filings that IPI elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         6.2 CONSENTS. RTI will use reasonable commercial efforts to obtain the consents, waivers and approvals identified in Part 3.2 of the Disclosure Schedule. IPI will use reasonable commercial efforts to obtain the consents, waivers and approvals identified in Part 4.2 of the IPI Disclosure Schedule.

         6.3 EMPLOYEES. Except as otherwise provided in this Agreement, all persons who are employees of RTI immediately prior to the Closing Date shall be deemed "at will" employees of the Surviving Corporation from and after the Effective Time. Each employee of RTI who continues as an employee of Surviving Corporation after the Closing Date shall be referred to hereafter as a "Continuing Employee." Continuing Employees shall be eligible to receive benefits in connection with their employment consistent with IPI's applicable human resources policies. The Surviving Corporation will give Continuing Employees full credit under its benefit plans, if any, for prior service at RTI for purposes of eligibility, vesting, benefit accrual, and determination of the level of benefits to the extent permissible under applicable law and the relevant plan documents.

         6.4 RTI SHAREHOLDER NOTES. On or before the Closing, the Shareholders shall pay the outstanding principal and interest due on any such outstanding debts owed by such Shareholders to RTI.

         6.5 EXISTING PROMISSORY NOTES. IPI and Merger Sub acknowledge that RTI issued certain promissory notes on December 20, 2002 to certain former shareholders in connection with the repurchase of their interests in RTI. IPI and Merger Sub further acknowledge that, as a result of the Contemplated


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

Transactions, the maturity of those notes will become accelerated effective as of the Closing Date. IPI and Merger Sub agree to cause the Surviving Corporation to satisfy the obligations under those notes as soon as practicable but in no event later than 30 days after the Closing Date.

         6.6 SAGE'S EQUITY INTEREST IN IPI. IPI will exercise its right to purchase or eliminate the equity interest of Sage in IPI to maximum extent of such right and will use its commercially reasonable best efforts to work with Sage to eliminate the balance of Sage's equity interest in IPI on or before the Closing.

         6.7 FINANCING. As soon as reasonably practicable after the execution of this Agreement, IPI will use its best efforts to file a registration statement with the Securities and Exchange Commission ("Financing Registration Statement") and have such registration statement declared effective pursuant to which IPI would (i) raise the capital for the Cash Merger Consideration and the repurchase or elimination (as applicable) of Sage's equity interest to extent that IPI has the right to purchase such interest, and (ii) register the IPI Common Stock to be issued as part of the Stock Merger Consideration. If the Financing Registration Statement is not declared effective prior to the Closing Date, IPI agrees that it will use commercially reasonable efforts to register the IPI Common Stock that is issued as part of the Stock Merger Consideration on a registration statement filed with the Securities and Exchange Commission within 45 days following the Closing Date in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit E.

         6.8 IPI BOARD OF DIRECTORS. IPI shall take all reasonable steps necessary to elect Mike Tomczak to its board of directors as soon as practicable following the Effective Time.

         6.9 FILING OF FORM S-8. Immediately following the Closing Date, but in no event longer than two (2) business days following the Closing Date, IPI shall file a Form S-8 to register the shares of IPI common stock that may be issued under the RTI 2003 Stock Incentive Plan after the Closing Date.

         6.10 REPRESENTATIONS BY INTUIT. RTI will use reasonable commercial efforts to obtain the representation from Intuit prior to the Effective Time that it is record and beneficial owner and holder of the shares of RTI Preferred Stock held by it, free and clear of all Encumbrances.

         6.11 BEST EFFORTS. Between the date of this Agreement and the Closing Date, both IPI and RTI will use its Best Efforts to cause the conditions in
Article 7 to be satisfied.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF IPI. IPI's obligation to effect the Merger and to take the other actions required to be taken by IPI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by IPI, in whole or in part):

                  7.1.1 ACCURACY OF RTI'S REPRESENTATIONS. All of RTI's and the Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except that representations and warranties given as of a specific date shall be true and correct only as of such date), and IPI shall have received a certificate from RTI and the Shareholders to such effect.

                  7.1.2 RTI'S PERFORMANCE. All of the covenants and obligations that RTI is required to perform or to comply with, and all of the consents identified in this Agreement must be obtained, pursuant to this Agreement at or prior to the Closing (considered collectively), each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects, and IPI shall have received a certificate from RTI and the Shareholders to such effect.

                  7.1.3 FINANCING. IPI shall have secured financing in an amount not less than the aggregate amount required for the Cash Merger Consideration.

                  7.1.4 CONSENTS. Each of the consents identified in Part 3.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

                  7.1.5 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to IPI:

                           (a) an opinion of RTI's counsel dated the Closing
Date, in a form attached in EXHIBIT D, and

                           (b) such other documents RTI is required to deliver
to IPI pursuant to this Agreement.

                  7.1.6 NO PROCEEDINGS. At Closing there shall not have been commenced or Threatened against IPI, or any Person affiliated with IPI, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  7.1.7 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                  7.1.8 EMPLOYMENT AGREEMENTS. Merger Sub shall enter into Employment Agreements with each of Michael Tomczak and Jeffrey Boone in substantially the form of attached EXHIBIT A.

                  7.1.9 NON-COMPETITION AGREEMENTS. IPI and Merger Sub shall enter into Non-competition Agreements with each of Michael Tomczak and Jeffrey Boone in substantially the form of attached EXHIBIT B.

         7.2 CONDITIONS PRECEDENT TO SHAREHOLDERS' AND RTI'S OBLIGATION TO CLOSE. The obligation of RTI and the Shareholders to consummate the Contemplated Transactions and to take the other actions required to be taken by RTI and the Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by RTI, in whole or in part):

                  7.2.1 ACCURACY OF IPI'S REPRESENTATIONS. All of IPI's and Merger Sub's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, and RTI shall have received a certificate from each of IPI and Merger Sub to such effect.

                  7.2.2 IPI'S PERFORMANCE. All of the covenants and obligations that IPI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects, and RTI shall have received a certificate from each of IPI and Merger Sub to such effect.

                  7.2.3 CONSENTS. Each of the consents identified in Part 4.2 of the IPI Disclosure Schedule must have been obtained and must be in full force and effect.

                  7.2.4 ADDITIONAL DOCUMENTS. IPI must have caused the following documents to be delivered to Shareholders:

                           (a) an opinion of IPI's counsel dated the Closing
Date, in a form attached in EXHIBIT C; and

                           (b) such other documents IPI is required to deliver
to RTI pursuant to this Agreement.

                  7.2.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions; and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                  7.2.6 EMPLOYMENT AGREEMENTS. Merger Sub shall enter into Employment Agreements with each of Michael Tomczak and Jeffrey Boone in substantially the form of attached EXHIBIT A.

                  7.2.7 REGISTRATION RIGHTS. The holders of RTI Common Stock and RTI Preferred Stock shall receive registration rights for IPI's Common Stock issued to such holders as Stock Merger Consideration in the form of the Registration Rights Agreement attached as EXHIBIT E.

                  7.2.8 EQUITY INTERESTS IN IPI. No stockholder or group of stockholders of IPI who may be deemed to be an "Intuit Competitor" as such term is defined in that certain license agreement by and between RTI and Intuit dated December 20, 2003, shall beneficially own greater than 5% of the then-outstanding voting securities of IPI.

                  7.2.9 DELIVERIES BY RTI AND THE SHAREHOLDERS. On the Closing Date, RTI and the Shareholders shall deliver the following items, all of which shall be in a form and substance acceptable to IPI and IPI's counsel:

                           (a) this Agreement, duly executed by RTI and the
Shareholders;

                           (b) the stock certificates representing all the
outstanding shares of RTI Common Stock and RTI Preferred Stock;

                           (c) a certificate executed by RTI certifying to IPI
and Merger Sub that each of RTI's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to the any supplements to the Disclosure Schedule that were delivered by RTI in accordance with Section 5.4) and that RTI has performed in all material respects all obligations required to be performed by RTI under this Agreement at or prior to the Closing Date;

                           (d) a certificate executed by each Shareholder
certifying to IPI and Merger Sub that each of the Shareholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to the any supplements to the Disclosure Schedule that were delivered by RTI in accordance with Section 5.4) and that the Shareholders have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

                           (e) employment agreements executed by Michael Tomczak
and Jeffrey Boone in substantially the form of attached EXHIBIT A;

                           (f) non-competition agreements executed by Michael
Tomczak and Jeffrey Boone in substantially the form of attached EXHIBIT B;

                           (g) an opinion of RTI's counsel dated as of the
Closing Date, in a form attached as EXHIBIT D;

                           (h) a certificate executed by the Secretary of RTI
attaching certified copies of (i) RTI's Organizational Documents; (ii) resolutions of RTI's Board of Directors and the Shareholders authorizing the execution, delivery and performance of RTI's obligations under this Agreement; and (iii) resolutions of shareholder of RTI approving this Agreement and the Contemplated Transactions;

                           (i) a counterpart to the Registration Rights
Agreement executed by RTI and the Shareholders; and

                           (j) any other documents RTI or the Shareholders are
required to deliver pursuant to this Agreement.

                  7.2.10 DELIVERIES BY IPI AND MERGER SUB. On the Closing Date, IPI and the Merger Sub shall deliver the following items:

                           (a) this Agreement, duly executed by IPI and the
Merger Sub;

                           (b) the Merger Consideration;

                           (c) a certificate executed by IPI and Merger Sub to
the effect that, except as otherwise stated in such certificate, each of IPI's and Merger Sub's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date and that IPI and Merger Sub have performed in all material respects all obligations required to be performed under this Agreement at or prior to the Closing Date;

                           (d) employment agreements executed by IPI and Merger
Sub in substantially the form of attached EXHIBIT A;

                           (e) non-competition agreements executed by IPI in
substantially the form of attached EXHIBIT B;

                           (f) an opinion of IPI's counsel dated as of the
Closing Date in a form attached as EXHIBIT C;

                           (g) a certificate executed by the secretary of IPI
attaching certified copies of (i) IPI's Organizational Documents and (ii) the resolutions of IPI's Board of Directors authorizing the execution, delivery and performance of IPI's obligations under this Agreement;

                           (h) a certificate executed by the secretary of Merger
Sub attaching certified copies of copies of (i) Merger Sub's Organizational Documents; (ii) resolutions of Merger Sub's Board of Directors authorizing the execution, delivery and performance of Merger Subs' obligations under this Agreement; and (iii) resolutions of Merger Sub's sole shareholder approving this Agreement and the Contemplated Transactions;

                           (i) a counterpart to the Registration Rights
Agreement executed by IPI; and

                           (j) any other documents IPI or the Merger Sub are
required to deliver pursuant to this Agreement.

                                    ARTICLE 8

                            INDEMNIFICATION REMEDIES

         8.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and IPI Disclosure Schedule (including any supplements made thereto), the certificates delivered pursuant to Section 7.3, and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of 18 months. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY RTI. RTI and the Shareholders, jointly and severally, will indemnify and hold harmless IPI and Merger Sub and their respective Representatives, stockholders, controlling persons, and Affiliates for, and will pay to the indemnified party the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third- party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  8.2.1 any Breach of any representation or warranty made by RTI or the Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.3.1(c) as having caused the condition specified in Section 7.1.1 not to be satisfied;

                  8.2.2 any Breach by either Shareholder of any covenant or obligation of the Shareholders in this Agreement; or

                  8.2.3 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Shareholder or RTI (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         8.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY IPI. IPI will indemnify and hold harmless RTI, and will pay to RTI the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by IPI in this Agreement or in any certificate delivered by IPI pursuant to this Agreement, (b) any Breach by IPI of any covenant or obligation of IPI in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with IPI (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. If the Closing occurs, neither RTI nor any of the Shareholders will have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 3.4 (Capitalization) and Section 3.21 (Intellectual Property), unless on or before the 18 months after the Closing Date IPI notifies RTI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by IPI; a claim with respect to
Section 3.4 (Capitalization) and Section 3.21 (Intellectual Property), or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, IPI will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the one year anniversary of the Closing Date RTI notifies IPI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by RTI.

         8.5 LIMITATIONS ON AMOUNT--RTI. Neither RTI nor any Shareholder will have liability (for indemnification or otherwise) with respect to the matters described in Article VIII until the total of all Damages with respect to such matters exceeds $100,000 in the aggregate, and then only for the amount by which such Damages exceed $100,000, up to but not exceeding an aggregate amount of Damages payable by either RTI or the Shareholders of $1,400,000. However, the limitations set forth in this Section 8.5 will not apply to any Breach of any of RTI's and the Shareholders' representations and warranties of which either RTI or the Shareholders had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either RTI or the Shareholders of any covenant or obligation, and RTI will be jointly and severally liable for all Damages with respect to such Breaches.

         8.6 LIMITATIONS ON AMOUNT--IPI. IPI will have no liability (for indemnification or otherwise) with respect to the matters described in Section
8.3 until the total of all Damages with respect to such matters exceeds $75,000 and then only for the amount by which such Damages exceed $75,000. However, this
Section 8.6 will not apply to any Breach of any of IPI's representations and warranties of which IPI had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by IPI of any covenant or obligation, and IPI will be liable for all Damages with respect to such Breaches.

         8.7 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                  8.7.1 Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under Sections 8.2 or 8.3, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  8.7.2 If any Proceeding referred to in Section 8.7.1 is brought against an indemnified party and such indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (a) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (b) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as the indemnifying party diligently conducts such defense, be liable to the indemnified party under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (b) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are to be paid in full by the indemnifying party; and (c) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after such notice is given to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  8.7.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         8.8 PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                    ARTICLE 9

                            TERMINATION OF AGREEMENTS

         9.1 STOCK OWNERSHIP AGREEMENT. Effective upon the Closing, any Shareholder's Buy-Sell or similar agreement existing among RTI and any holders of RTI Common Stock or RTI Preferred Stock the Shareholders shall be deemed terminated and of no further force and effect.

         9.2 TERMINATION OF EMPLOYMENT AGREEMENTS.

                  9.2.1 Effective upon the Closing, any and all employment agreements existing between RTI and any Shareholder shall be terminated and of no further force and effect.

                  9.2.2 Each Shareholder fully and forever releases and discharges RTI, IPI and Merger Sub and their Representatives, Affiliates and assigns from any and all claims, demands, damages, liabilities and obligations, whether known or unknown, in any way relating to any agreements that were terminated in accordance with this Section 9.2.

                  9.2.3 Each Shareholder expressly waives all rights under
Section 1542 of the California Civil Code with regard to the release set forth in Section 9.2.1 above, which provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him, must have materially affected his settlement with the debtor."



                                   ARTICLE 10

                             POST-CLOSING COVENANTS

         10.1 KEY MAN LIFE INSURANCE. Each Shareholder shall make himself reasonably available and shall cooperate with IPI to permit IPI to obtain key-man insurance on his life for the benefit of IPI.

         10.2 CONDUCT OF BUSINESS.

                  10.2.1 IPI and the Shareholders confirm that it is their intention that the day to day business of the Surviving Corporation will continue to be directed by its Board of Directors and conducted in generally the same manner as RTI has historically been operated.

                  10.2.2 IPI and the Shareholders desire that, after the Closing of the transaction contemplated by the Agreement, the day-to-day management of the Surviving Corporation shall continue to be managed by Michael Tomczak and Jeffrey Boone, subject to the direction of the Board of Directors of the Surviving Corporation.

                                   ARTICLE 11

                                   TERMINATION

         11.1 TERMINATION. Except as provided in Section 11.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing by:

                  11.1.1 mutual agreement of RTI, the Shareholders and IPI;

                  11.1.2 IPI, the Shareholders or RTI if the Closing Date shall not have occurred by June 30, 2004; provided, however, that the right to terminate this Agreement under this Section 11.1.2 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

                  11.1.3 IPI, the Shareholders or RTI if: (i) there shall be a final non-appealable Order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Body that would make consummation of the Closing illegal; or

                  11.1.4 IPI if there shall be any action taken, or any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Body, which would: (i) prohibit IPI's ownership or operation of any portion of the business of RTI or (ii) compel IPI or RTI to dispose of or hold separate all or any portion of the business or assets of RTI or IPI as a result of the Merger.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of IPI, RTI or the Shareholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, Article 11 hereof and this Section 11.2 shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 GOVERNING LAWS AND VENUE. It is the intention of the Parties that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, (a) if initiated by IPI shall be brought against any of the other parties only in the courts of the State of California, County of Sacramento or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Central District of California, and (b) if initiated by the Shareholders shall be brought against any of the other parties only in the courts of the State of California, County of San Diego, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Southern District of California. Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) as determined in accordance with this Section 12.1 in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, Representatives, administrators and assigns of the Parties. Neither RTI nor any Shareholder shall assign this Agreement to any person or Entity (including by operation of law) without the prior written consent of IPI, which consent shall not be unreasonably withheld.

         12.3 SEVERABILITY. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

         12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto and thereto.

         12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as signatories.

         12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. No other legal, accounting, investment banking, broker's and finder's fees incurred by RTI or the Shareholders in connection with the transactions contemplated by this Agreement shall be borne or assumed by IPI.

         12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of a default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement for the applicable time period set forth in this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the Parties.

         12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         12.10 ATTORNEYS' FEES. If any litigation, arbitration, mediation, or other Proceeding is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (1) such Proceeding (whether or not such Proceeding proceeds to judgment), and (2) any post-judgment or post-award proceeding including, without limitation, one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney and expert witness fees.

         12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.11.

         IF TO RTI:                 Retail Technologies International, Inc.
                                    2330 East Bidwell Street, Suite 110
                                    Folsom, CA 95630
                                    Attn:  Mike Tomczak

                                    WITH COPY TO RTI'S COUNSEL:

                                    Morrison & Foerster, LLP
                                    400 Capitol Mall, Suite 2600
                                    Sacramento, CA  95814
                                    Attn:  Christopher L. Russell, Esq.
                                    Facsimile:  (916) 448-3222

         IF TO IPI
         OR MERGER SUB:             Island Pacific, Inc.
                                    19800 MacArthur Blvd., Suite 1200
                                    Irvine, California  92612

                                    WITH COPY TO IPI"S COUNSEL:

                                    Solomon Ward Seidenwurm & Smith, LLP
                                    401 B Street, Suite 1200
                                    San Diego, California  92101
                                    Attn: Harry J. Proctor, Esq.
                                    Facsimile:  (619) 231-4755

         IF TO SHAREHOLDER(S):      Retail Technologies International, Inc.
                                    2330 East Bidwell Street, Suite 110
                                    Folsom, CA 95630
                                    Attn:  Mike Tomczak or Jeffrey Boone
                                           (as applicable)

Such notice will be treated as having been received upon actual receipt, except that if it is sent by mail in accordance with this Section 12.11, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service.

         12.12 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective Parties and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

         12.13 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, Entity or Entities may require.

         12.14 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect better the Contemplated Transactions and to carry into effect the intents and purposes of this Agreement.

         12.15 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as IPI determines. Unless consented to by IPI in advance or required by Legal Requirements, prior to the Closing, RTI and the Shareholders shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person unless and until such time as this Agreement is publicly disclosed. RTI and the Shareholders and IPI will consult with each other concerning the means by which RTI's employees, customers, and suppliers and others having dealings with RTI will be informed of the Contemplated Transactions, and IPI will have the right to be present for any such communication.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.



--------------------------------------------------------------------------------


ISLAND PACIFIC, INC.                     RETAIL TECHNOLOGIES INTERNATIONAL, INC.
a Delaware corporation                   a California corporation



By:  /s/ Ran Furman                      By:  /s/ Michael Tomczak
     -------------------------------          -------------------------------

Name:  Ran Furman                        Name:  Michael Tomczak
       -----------------------------            -----------------------------

Its:   Chief Financial Officer           Its:   President
       -----------------------------            -----------------------------


--------------------------------------------------------------------------------
IPI MERGER SUB, INC.                     SHAREHOLDERS:

a Delaware corporation



By:  /s/ Ran Furman                      By:  /s/ Michael Tomczak
     -------------------------------          -------------------------------
                                                  Michael Tomczak
Name:  Ran Furman
       -----------------------------          /s/ Jeffrey Boone
                                              -------------------------------
Its:   Chief Financial Officer                    Jeffrey Boone
       -----------------------------


---------------------------------------- ---------------------------------------

                                INDEX OF EXHIBITS




EXHIBIT           DESCRIPTION
-------           -----------

Exhibit A         Employment Agreement

Exhibit B         Non-competition Agreement

Exhibit C         Form of Opinion of IPI's Counsel

Exhibit D         Form of Opinion of RTI's Counsel

Exhibit E         Registration Rights Agreement

                                                                    EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of March 15, 2004, among Island Pacific, Inc., a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a "PURCHASER" and collectively the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this
Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

                  "ACTUAL MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures, ignoring any conversion or exercise limits set forth therein, and assuming (i) any previously unconverted Debentures are held until the 26th month anniversary of their date of issuance, or, if earlier, until maturity, and all interest thereon is paid in shares of Common Stock.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

                  "CAPITAL SHARES" means the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

                  "CAPITAL SHARES EQUIVALENTS" means any securities, rights or obligations that are convertible into or exchangeable for or give any right to subscribe for or purchase, directly or indirectly, any Capital Shares or any warrants, options or other rights to subscribe for or purchase, directly or indirectly, Capital Shares or any such convertible or exchangeable securities.

                  "CLOSING" means the closing of the purchase and sale of the Securities pursuant to SECTION 2.1.

                  "CLOSING DATE" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser's obligations to pay the Subscription Amount have been satisfied or waived (ii) and the Company's obligations to deliver the Securities have been satisfied or waived.

                  "CLOSING PRICE" means $1.15, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock shall hereinafter have been reclassified into.

                  "COMPANY COUNSEL" means Solomon, Ward Seidenwurm & Smith, LLP.

                  "DEBENTURES" means, the 9% Convertible Debentures due 26 months from their date of issuance issued by the Company to the Purchasers hereunder, in the form of EXHIBIT A.

                  "DISCLOSURE SCHEDULES" shall have the meaning ascribed to such term in Section 3.1 hereof.

                  "EFFECTIVE DATE" means the date the initial Registration Statement is first declared effective by the Commission.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FW" means Feldman Weinstein LLP with offices at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002, legal counsel to Omicron Master Trust.

                  "GAAP" shall have the meaning ascribed to such term in Section 3.1(h) hereof.

                  "LIENS" shall have the meaning ascribed to such term in
         Section 3.1(a) hereof.

                  "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys' fees.

                  "MATERIAL ADVERSE EFFECT" shall have the meaning assigned to such term in Section 3.1(b) hereof.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PRINCIPAL MARKET" means initially the American Stock Exchange and shall also include the New York Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the Closing Date, among the Company and the Purchasers, in the form of EXHIBIT B.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

                  "REQUIRED APPROVALS" shall have the meaning ascribed to such term in Section 3.1(e) hereof.

                  "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that (a) any previously unconverted Debenture is held until the 26th month anniversary of its date of issuance, or, if earlier, until maturity, and all interest is paid in shares of Common Stock and (b) the VWAP at all times on and after the date of determination equals 50% of the actual VWAP on the Trading Day immediately prior to the date of determination.

                  "ROTH OFFERING" shall have the meaning ascribed to such term in Section 4.7.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC REPORTS" shall have the meaning ascribed to such term in
         Section 3.1(h) hereof.

                  "SECURITIES" means the Debentures, Warrants and the Underlying Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SERIES A WARRANT" shall mean the Series A Common Stock Purchase Warrant to be delivered pursuant to Section 2.2(a)(ii) in the form of EXHIBIT C attached hereto.

                  "SERIES B WARRANT" shall mean the Series B Common Stock Purchase Warrant to be delivered pursuant to Section 2.2(a)(v) in the form of EXHIBIT D attached hereto.

                  "SET PRICE" shall have the meaning ascribed to such term in the Debentures.

                  "SHAREHOLDER APPROVAL" means such approval as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares and shares of Common Stock issuable upon exercise of the Warrants in excess of 19.9% of the Company's issued and outstanding Common Stock on the Closing Date.

                  "SUBSCRIPTION AMOUNT" means, as to each Purchaser, the amount set forth below such Purchaser's signature block on the signature pages hereto and next to the heading "Subscription Amount" in United States dollars and in immediately available funds.

                  "SUBSIDIARY" means any subsidiary of the Company that is required to be listed in SCHEDULE 3.1(A).

                  "TRADING DAY" means any day during which the Principal Market shall be open for business.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures.

                  "UNDERLYING SHARES REGISTRATION STATEMENT" OR "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

                  "VWAP" means, for any Trading Date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the most recent bid and ask price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Debentures then outstanding.

                  "WARRANTS" means collectively the Series A Common Stock Purchase Warrants and the Series B Common Stock Purchase Warrants delivered to the Purchasers at the Closing in accordance with Section
         2.2 hereof.

                  "WARRANT SHARES" means the shares of Common Stock underlying the Warrants.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase, severally and not jointly, the Debentures as set forth next to the respective Purchaser's name on the signature pages hereto for an aggregate Subscription Amount among all Purchasers of up to $3,500,000.00. On the Closing Date, each Purchaser shall purchase, severally and not jointly, the principal amount of Debentures equal to each Purchaser's Subscription Amount and the Company shall sell each such principal amount of Debentures to each such Purchaser. The Closing shall take place at the offices of FW or at such other location as the parties may agree.

         2.2 CLOSING CONDITIONS AND DELIVERIES. Upon satisfaction or waiver by the party sought to be benefited thereby of the conditions and deliveries set forth in this Section 2.2, the Closing shall occur.

                  (a) At or prior to the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                           (i) a Debenture with a principal amount equal to such
                  Purchaser's Subscription Amount, registered in the name of such Purchaser;

                           (ii) a Series A Warrant registered in the name of
                  such Purchaser to purchase up to a number of shares of Common Stock equal to 40% of such Purchaser's Subscription Amount divided by the Closing Price with a term of exercise of 5 years and an exercise price per Warrant Share equal to the Closing Price, subject to adjustment therein;

                           (iii) a legal opinion of Company Counsel, in the form
                  of EXHIBIT E attached hereto, addressed to the Purchasers;

                           (iv) the Registration Rights Agreement duly executed
                  by the Company;

                           (v) a Series B Warrant registered in the name of such
                  Purchaser to purchase up to a number of shares of Common Stock equal to such Purchaser's pro-rata portion of 8,500,000 (calculated based on such Purchaser's Subscription Amount and the aggregate Subscription Amount of all Purchasers) with an exercise price per Warrant Share equal to $5 subject to adjustment therein; and

                           (vi) this Agreement duly executed by the Company.

                  (b) At or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                           (i) such Purchaser's Subscription Amount by wire
                  transfer to the instructions set forth on ANNEX 1 attached hereto;

                           (ii) this Agreement duly executed by such Purchaser;
                  and

                           (iii) the Registration Rights Agreement duly executed
                  by such Purchaser.

                  (c) All representations and warranties of the other parties contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed;

                  (d) There shall have been no Material Adverse Effect (as defined in Section 3.1(b) hereof) with respect to the Company since the date hereof;

                  (e) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedules delivered to the Purchasers concurrently herewith (the "DISCLOSURE SCHEDULES") which Disclosure Schedules shall be deemed a part hereof, or, other than with respect to Sections 3.1(g), 3.1(u), 3.1(v), 3.1(w), 3.1(z) and 3.1(dd), except as set forth in the SEC Reports, the Company hereby makes the representations and warranties set forth below to each Purchaser.

                  (a) SUBSIDIARIES. The Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "LIENS"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

                  (b) ORGANIZATION AND QUALIFICATION. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                  (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                  (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not:
         (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses
         (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (e) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
         (i) the filings required under SECTION 4.8, (ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the notice and/or application(s) to each applicable Principal Market for the issuance and sale of the Debentures and Warrants and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and applicable Blue Sky filings (collectively, the "REQUIRED APPROVALS").

                  (f) ISSUANCE OF THE SECURITIES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market.

                  (g) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in the Disclosure Schedules attached hereto. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

                  (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has identified and made available to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors,
         (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

                  (j) LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) COMPLIANCE. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (l) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) TITLE TO ASSETS. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. And to the Company's knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) PATENTS AND TRADEMARKS. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (p) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. A list of the Company's insurance contracts and policies are set forth on the Disclosure Schedules. To the best of Company's knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (r) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15b-15) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the quarter ended December 31, 2003 (such date, the "EVALUATION DATE"). The Company presented in the Form 10-Q for the quarter ended December 31, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  (s) SOLVENCY/INDEBTEDNESS. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "INDEBTEDNESS" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company's balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

                  (t) CERTAIN FEES. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with the transactions contemplated by this Agreement.

                  (u) PRIVATE PLACEMENT. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 3.2(b)-(f), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents.

                  (v) LISTING AND MAINTENANCE REQUIREMENTS. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (w) REGISTRATION RIGHTS. The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (x) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (y) SENIORITY. As of the Closing Date, no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

                  (z) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section
         3.2 hereof.

                  (aa) TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

                  (bb) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  (cc) NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation
         D) or general advertising with respect to the sale of the Debentures or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Debentures, the Underlying Shares or the Warrants under the Securities Act or made any "directed selling efforts" as defined in Rule 902 of Regulation S.

                  (dd) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

                  (ee) FORM S-3 ELIGIBILITY. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

                  (ff) NO INTEGRATED OFFERING. Neither the Company, nor, to its knowledge, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or which could violate any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

                  (gg) FOREIGN CORRUPT PRACTICES. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity,
         (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or
         (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

                  (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement have been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies

                  (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time or limit such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 TRANSFER RESTRICTIONS.

                  (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) Each Purchaser, severally and not jointly with the other Purchasers, agrees to the imprinting, so long as is required by this
         SECTION 4.1(B), of the following legend on any certificate evidencing
         Securities:

         [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND,

         ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties, so long as any such grant, pledge or transfer does not individually or in the aggregate violate the Securities Act or any rule or regulation promulgated thereunder. If required by the Company's transfer agent in order to effect a pledge, the Company shall cause its counsel, at no cost to the Purchasers, to issue an opinion of counsel to the Company's transfer agent. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Underlying Shares Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission); PROVIDED, HOWEVER, in connection with the issuance of the Underlying Shares, each Purchaser, severally and not jointly with the other Purchasers, hereby agrees to adhere to and abide by all prospectus delivery requirements under the Securities Act and Commission Regulations. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Underlying Securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend and subject to this Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 3 Trading Days after such damages have begun to accrue) for each Trading Day after such fifth Trading Day until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

         4.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

         4.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market.

         4.5 RESERVATION AND LISTING OF SECURITIES.

                  (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

                  (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 200% of
         (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

                  (c) The Company shall: (i) in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such shares of Common Stock to be approved for listing on the Principal Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use its commercially reasonably best efforts to maintain the listing of such Common Stock on such Principal Market or another Principal Market. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date the number of shares of Common Stock issuable pursuant to this Agreement exceeds 19.9% of the issued and outstanding shares of Common Stock on the Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company's Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

         4.6 CONVERSION AND EXERCISE PROCEDURES. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         4.7 FUTURE FINANCINGS. From the date hereof until 90 days after the Effective Date of the initial Registration Statement relating to the Securities, neither the Company nor any Subsidiary shall issue or sell any Capital Shares or Capital Shares Equivalents; PROVIDED, HOWEVER, such 90 day period shall be 30 days as it solely relates to up to 34 million shares of Common Stock issued in a firm commitment underwritten public offering by Roth Capital Partners, the proceeds of which shall first be applied to the redemption of all of the securities held at such time by The Sage Group, plc (or any Affiliates thereof) (the "ROTH OFFERING"). Notwithstanding anything herein to the contrary, the 90 or 30 day period set forth in this Section 4.7, as applicable, shall be extended for the number of Trading Days during such period in which (y) trading in the Common Stock is suspended by any Principal Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares. Notwithstanding anything to the contrary herein, this Section 4.7 shall not apply to the following (a) the granting or issuance of shares of Common Stock or options to employees, officers and directors of the Company pursuant to any stock option plan or employee incentive plan or agreement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) the exercise of a Debenture or any other security issued by the Company in connection with the offer and sale of this Company's securities pursuant to this Agreement, (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof or (d) the issuance of any securities in connection with acquisitions, strategic investments or strategic partnering arrangements, the primary purpose of which is not to raise capital. In addition, unless Shareholder Approval has been obtained and deemed effective in accordance with Section 4.5(c), the Company shall not make any issuance whatsoever of Capital Shares or Capital Shares Equivalents which would cause any adjustment of the Set Price (other than pursuant to Section 4(c)(ii) of the Debentures) to the extent the holders of Debentures would not be permitted, pursuant to Section 4(a)(ii)(B) of the Debenture, to convert their respective outstanding Debentures and exercise the Warrants in full.

         4.8 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date of this Agreement, issue a press release or file a Current Report on Form 8-K reasonably acceptable to each Purchaser disclosing all material terms of the transactions contemplated hereby. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.9 NON-PUBLIC INFORMATION. The Company covenants and agrees that it will not and will instruct any other Person acting on its behalf to not provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.10 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables, capital lease obligations, and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation. Prior to the receipt of Shareholder Approval, the Company shall not declare or pay any cash dividend on its shares of Common Stock while any Debentures remains outstanding.

         4.11 REIMBURSEMENT. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company, solely as a result of such Purchaser's acquisition of the Securities under this Agreement and without causation by any other activity, obligation, condition or liability on the part of, or pertaining to such Purchaser and not to the purchase of Securities pursuant to this Agreement, the Company will reimburse such Purchaser, to the extent such reimbursement is not provided for in Section 4.12, for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations (and limitations thereon) of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement except to the extent any covenant or warranty owing to the Company is breached.

         4.12 INDEMNIFICATION OF PURCHASERS. Subject to the provisions of this
Section 4.12, each party (the "INDEMNIFYING PARTY") will indemnify and hold the other parties and their directors, officers, shareholders, partners, employees and agents (each, an "INDEMNIFIED PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in the other Transaction Documents. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (i) for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed; or
(ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents. In no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Securities; provided that this provision shall not limit the Company's rights and remedies under any other provision pursuant to this Agreement, including but not limited to, the Company's rights under Section 5.15.

         4.13 SHAREHOLDERS RIGHTS PLAN. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under the plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

         4.14. PARTICIPATION IN FUTURE FINANCING. From the date hereof until 6 months after the Effective Date, the Company shall not effect a financing of its Capital Shares or Capital Shares Equivalents (a "SUBSEQUENT FINANCING") unless
(i) the Company delivers to each of such Purchasers a written notice at least 5 Trading Days prior to the closing of such Subsequent Financing (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Financing Notice. If one or more Purchasers shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of first refusal set forth above in this Section 4.14, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the financing sought by the Company in the Subsequent Financing such Purchasers shall have the right to purchase their Pro Rata Portion (as defined below) of the Capital Shares or Capital Shares Equivalents to be issued in such Subsequent Financing. "PRO RATA PORTION" is the ratio of (x) the principal amount of Debentures purchased by a Purchaser and (y) the sum of the aggregate principal amount of Debentures issued hereunder. Notwithstanding anything to the contrary herein, this Section 4.14 shall not apply to the following (a) the granting or issuance of shares of Common Stock or options to employees, officers, consultants and directors of the Company pursuant to any stock option plan or incentive plan or agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, provided the primary purpose of such plan, agreement or arrangement is not to raise capital, (b) the exercise of a Debenture or any other security issued by the Company in connection with the offer and sale of this Company's securities pursuant to this Agreement, or (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof, or (d) the issuance of any securities in connection with acquisitions, strategic investments or strategic partnering arrangements, the primary purpose of which is not to raise capital, or (e) shares of Common Stock issued as part of the Roth Offering.

         4.15 LIMITATIONS ON SHORT SALES. Each Purchaser agrees, severally and not jointly, that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that all of the Debentures have been converted and all of the Warrants have been exercised. For purposes of this Section 3.2(h), a "SHORT Sale" by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchasers, in addition to shares of Common Stock held by such Purchaser, Underlying Shares that have not yet been converted pursuant to such Purchaser's Debenture and shares of Common Stock that have not yet been issued upon exercise of such Purchaser's warrants of the Company, including the Warrant, shall be deemed to be held long by such Purchaser.

         4.16 ADDITIONAL INVESTMENT.

                  (a) PURCHASER RIGHT. From the date hereof until 180 days after the Effective Date, each Purchaser may, in its sole determination and severally and not jointly with the other Purchasers, on one occasion, elect to purchase, in the ratio of such Purchaser's Subscription Amount on the Closing Date to the aggregate Subscription Amounts of all Purchasers on the Closing Date, additional Debentures and Warrants for an aggregate purchase price among all Purchasers of up to $2,000,000.

         Any additional investment will be on terms and prices identical those set forth in the Transaction Documents, MUTATIS MUTANDIS, except that
         (i) the conversion price for any debentures issued under this additional investment shall be equal to 115% of the average of the 10 consecutive VWAPs immediately prior to the date the option is exercised, the exercise price of the warrants shall be equal to the average of the 10 consecutive VWAPs on the date the option is exercised and warrant coverage shall be determined based on the exercise price of the new warrants, and (ii) "Filing Date" in the registration statement shall be the earlier of (A) 45 days after all Purchasers have exercised their right to purchase additional debentures and warrants hereunder and (B) the later of the Company's fiscal quarter end and the 45th day following the date such a subsequent financing occurs with a Purchaser and the "Effectiveness Date" in the registration statement shall be 90 days after the Filing Date. In order to effectuate a purchase and sale of the additional shares of Common Stock and Warrants, the Company and the Purchasers shall enter into the following agreements: (x) a securities purchase agreement identical to this Agreement, MUTATIS MUTANDIS and shall include updated disclosure schedules and (y) a registration rights agreement identical to the Registration Rights Agreement, MUTATIS MUTANDIS and shall include updated disclosure schedules. Any such additional Investment shall close within 10 Trading Days of notice to the Company by a Purchaser that such Purchaser elects to exercise its rights hereunder. The parties hereby agree and acknowledge that the rights granted hereunder to a Purchaser are independent and separate of the rights granted to any other Purchaser and a Purchasers election to exercise its right to an additional investment hereunder does not obligate any other Purchaser to also elect at such time nor does it waive any Purchaser's right to elect to exercise at a later date.

                  (b) COMPANY RIGHT. From the Effective Date until 180 days after the Effective Date ("COMPANY EXERCISE PERIOD"), if each VWAP during any 20 consecutive Trading Days during the Company Exercise Period exceeds $2.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement, the Company may, on one occasion, in its sole determination and by notice within 2 Trading Days' of the end of any Company Exercise Period, require the Purchasers to purchase, in the ratio of such Purchaser's Subscription Amount on the Closing Date to the aggregate Subscription Amounts of all Purchasers on the Closing Date, additional Debentures and Warrants for an aggregate purchase price among all Purchasers of up to $2,000,000. Any additional investment will be on terms and prices identical those set forth in the Transaction Documents, MUTATIS MUTANDIS, except that the conversion price of the debentures shall be the then Set Price of the Debentures and the exercise price of the warrants shall be the then Exercise Price of the Warrants. In order to effectuate a purchase and sale of the additional shares of Common Stock and Warrants, the Company and the Purchasers shall enter into the following agreements: (x) a securities purchase agreement identical to this Agreement, MUTATIS MUTANDIS and shall include updated disclosure schedules and (y) a registration rights agreement identical to the Registration Rights Agreement, MUTATIS MUTANDIS and shall include updated disclosure schedules. Any such additional Investment shall close within 10 Trading Days of notice to the Purchasers by a Company that the Company elects to exercise its rights hereunder. The Company's right hereunder shall be applied ratably to all Purchasers as set forth above. The Purchasers shall not be obligated to purchase such securities, notwithstanding this right, if a Material Adverse Effect has occurred during the period from the Closing Date to the date of such exercise or if a Purchaser reasonably believes that, based on the information contained in the disclosure schedules, a Material Adverse Effect will occur or if from the commencement of the Company Exercise Period until the additional investment is closed the Equity Conditions (as defined in the Debentures) are satisfied.

                  (c) Notwithstanding anything herein to the contrary, in the event a Purchaser exercises its right to purchase additional debentures and warrants pursuant to Section 4.16(a), the Company's right to cause such Purchaser shall be reduced by such amount. Notwithstanding anything herein to the contrary, in the event the Company exercises its right to purchase additional debentures and warrants pursuant to
         Section 4.16(b), the each Purchaser's right to cause the Company to issue additional debentures and warrants shall be reduced proportionally. Notwithstanding anything herein to the contrary, any per share dollar amounts expressed in the Transaction Documents shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement in the new transaction documents entered into pursuant to Sections 4.16(a) and
         (b).

         4.17 EQUAL TREATMENT OF PURCHASERS. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Debenture holders as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

         4.18 DELIVERY OF SECURITIES UPON CLOSING. The Company shall deliver the Debentures and Warrants to the Purchasers within 3 Trading Days of the Closing Date.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 TERMINATION. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before March 26, 2004; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

         5.2 FEES AND EXPENSES. The Company has agreed to reimburse $35,000 to Omicron Master Trust ("OMICRON") (of which $10,000 has been received) as reimbursement for its legal, administrative and due diligence fees and expenses incurred to prepare and negotiate the Transaction Documents. Accordingly, in lieu of the foregoing payments, the Company, on the Closing Date, will direct that the aggregate amount that Omicron is to pay for the Debentures and Warrants at the Closing, be reduced by $25,000. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

         5.3 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         5.5 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and a majority in interest of the Purchasers (based on the then outstanding principal amount of Debentures held by each Purchaser, and if no Debentures are then outstanding, the number of unexercised Warrant Shares held by each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities.

         5.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.12.

         5.9 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.10 SURVIVAL. The representations and warranties contained herein shall survive the earlier of (a) 18 months after the Closing Date and (b) the date on which the Debentures and Warrants are no longer outstanding. The agreements and covenants of the Company contained herein shall survive, as to a Purchaser and unless otherwise set forth in the Transaction Documents, until such Purchaser no longer holds any Securities.

         5.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights, provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such conversion or exercise notice.

         5.14 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Without limiting the generality of the foregoing, the Company expressly agrees that its breach of the next-to-last last sentence of Section 4.7 would cause each Purchaser irreparable harm, and consents to the granting of injunctive relief by any court having jurisdiction to preclude any such issuance of securities.

         5.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.17 USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "MAXIMUM RATE"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

         5.18 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers but only Omicron. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

         5.19 LIQUIDATED DAMAGES. The Company's obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been canceled.

                             ***********************

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                           ISLAND PACIFIC, INC.


                                           By: /S/ Ran Furman
                                               --------------------------
                                           Name: Ran Furman
                                           Title: Chief Financial Officer

                                           Address for Notice:
                                           ------------------
                                           3252 Holiday Court
                                           Suite 208
                                           La Jolla, CA 92037
                                           Attn: Ran Furman
                                           Tel:  858-550-3341
                                           Fax:  858-450-9736


With a copy to:                            Solomon, Ward Seidenwurm & Smith, LLP
                                           401 B Street, Suite 1200
                                           San Diego, CA 92101
                                           Attn: Harry J. Proctor
                                           Tel:  619-231-0303
                                           Fax:  619-231-4755

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                            PURCHASERS SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



OMICRON MASTER TRUST                                    ADDRESS FOR NOTICE:
                                                        ------------------
By:  Omicron Capital L.P., as advisor                   c/o Omicron Capital L.P.
By:  Omicron Capital Inc., its general partner          810 Seventh Avenue,
                                                        39th Floor
                                                        New York, New York 10019
                                                        Attn: Brian Daly
By:   /s/ Bruce Bernstein                               Fax: (212) 803-5269
     --------------------
     Name:  Bruce Bernstein
     Title:  Managing Partner

Subscription Amount:  $1,750,000
Warrant Shares:  530,303
Tax Identification No.:  98-6053436

Subscription Amount:  1,750,000
Conversion Shares (@$1.32):
Warrant Shares (40% @ $1.15):

With a Copy to:
--------------
(which shall not constitute notice)                     Feldman Weinstein, LLP
                                                        420 Lexington Avenue
                                                        New York, New York 10170
                                                        Attn:  Robert F. Charron
                                                        Tel:  (212) 869-7000
                                                        Fax:  (212) 401-4741

                   PURCHASERS SIGNATURE PAGE IPI (CONT. . . )

Name of Investing Entity:  Midsummer Investment Ltd.
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: /s/ Scott D. Kaufman Name of Authorized Signatory: Scott D. Kaufman
Title of Authorized Signatory: Managing Director, Midsummer Capital, LLC,
                               Acting as investment manager of Midsummer
                               Investment, Ltd.
Email Address of Authorized Entity:  sk@midsummercapital.com

Address for Notice of Investing Entity:
485 Madison Avenue
23rd Floor
New York, NY 10022




Address for Delivery of Securities for Investing Entity (if not same as above):




Subscription Amount:  $1,250,000
Conversion Shares (@ $1.32):  946,970
Warrant Shares (40% @ $1.15):  1,086,957

                                     ANNEX 1

                            Company Wire Instructions

                                                                       EXHIBIT A


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date Set Price: $1.32        Original Issue Date:  March 15, 2004

                                                                $_______________


                            9% CONVERTIBLE DEBENTURE
                                DUE MAY 15, 2006

         THIS DEBENTURE is one of a series of duly authorized and issued Debentures of Island Pacific, Inc., a Delaware corporation, having a principal place of business at 3252 Holiday Court, Suite 208, La Jolla 92037 (the "COMPANY"), designated as its 9% Convertible Debenture, due May 15, 2006 (the "DEBENTURES").

         FOR VALUE RECEIVED, the Company promises to pay to ___________________ or its registered assigns (the "HOLDER"), the principal sum of $_______________ on May 15, 2006 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY DATE") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 9% per annum, payable quarterly on March 1, June 1, September 1 and December 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (as to that principal amount then being converted), on each Monthly Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "INTEREST PAYMENT DATE"), in cash or shares of Common Stock at the Interest Conversion Rate, or a combination thereof; PROVIDED, HOWEVER, payment in shares of Common Stock may only occur if during the 20 Trading Days immediately prior to the applicable Interest Payment Date all of the Equity Conditions have been met and the Company shall have given the Holder notice in accordance with the notice requirements set forth below. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than 20 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 20 Trading Days prior to an Interest Payment Date, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to
Section 4(b) and for purposes of the payment of interest in shares only, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(b)(i). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "DEBENTURE REGISTER"). Except as otherwise provided herein, if at anytime the Company pays interest partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures held by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 12% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("LATE FEE") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. EXCEPT AS SET FORTH IN
SECTION 5(A) OF THIS DEBENTURE, THE COMPANY MAY NOT PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT ON THIS DEBENTURE WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER.

         This Debenture is subject to the following additional provisions:

         SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         SECTION 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. The Holder hereof, by acceptance of this Debenture, agrees to be bound by the covenants made by the original Holder contained in the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         SECTION 3. EVENTS OF DEFAULT.

                  (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) any default in the payment of the principal of,
                  interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 3 days of notice of such default sent by the Holder;

                           (ii) the Company shall fail to observe or perform any
                  other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or interest payment which breach is addressed in clause (x) below) which is not cured, if possible to cure, within 5 days of notice of such default sent by the Holder (except with respect to breaches pursuant to Sections 4.1, 4.8 and 4.9 of the Purchase Agreement and Section 3(a) of the Warrant);

                           (iii) the Company or any of its subsidiaries shall
                  commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                           (iv) the Company shall default in any of its
                  obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           (v) the Common Stock shall not be eligible for
                  quotation on or quoted for trading on the Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "PRINCIPAL MARKET") and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

                           (vi) the Company shall be a party to any Change of
                  Control Transaction, shall agree to sell or dispose of all or in excess of 45% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares);

                           (vii) an Underlying Shares Registration Statement
                  shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Original Issue Date;

                           (viii) if, during the Effectiveness Period (as
                  defined in the Registration Rights Agreement), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration

                  Statement, in either case, for more than 10 consecutive Trading Days or 20 non-consecutive Trading Days during any 12 month period;

                           (ix) an Event (as defined in the Registration Rights
                  Agreement) shall not have been cured to the reasonable satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by
                  Section 3(a)(vii));

                           (x) the Company shall fail for any reason to deliver
                  certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

                           (xi) the Company shall fail for any reason to deliver
                  the payment in cash pursuant to a Buy-In (as defined herein) within five days after notice thereof is delivered hereunder.

                  (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Interest shall continue to accrue on the Mandatory Prepayment Amount hereunder from the 5th day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof in an amount equal to the Late Fee, to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures for which the full Mandatory Prepayment Amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         SECTION 4. CONVERSION.

                  (a) (i) At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE") and shall contain a completed schedule in the form of SCHEDULE 1 to the Notice of Conversion (as amended on each Conversion Date, the "CONVERSION SCHEDULE") reflecting the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to the figures represented in the Conversion Schedules within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

                           (ii) CERTAIN CONVERSION RESTRICTIONS.

                                    (A) The Company shall not effect any
                           conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a)(i) or otherwise, or receive shares of Common Stock in lieu of interest payments, to the extent that after giving effect to such conversion, or receipt of shares of Common Stock in lieu of interest payments, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(a)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in
                           (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                                    (B) If the Company has not obtained
                           Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon conversion of the Debentures, in the aggregate, in excess of 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date, less any shares of Common Stock issued upon conversion of or as payment of interest on the Debentures or upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement (such number of shares, the "ISSUABLE MAXIMUM"). PROVIDED, HOWEVER, any Warrant Shares previously issued upon exercise of the Series A Warrants shall not be included in any such calculation unless the Exercise Price thereof is less than the closing bid price of the Common Stock on the Trading Day immediately prior to the Closing Date (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement). On any given date, each Holder shall be entitled to a portion of the Issuable Maximum equal to the product of (y) the fraction determined by dividing the number of Conversion Shares and Warrant Shares (notwithstanding any conversion or exercise limitation set forth in the Debentures or Warrants) then held by such Holder as of such date by the aggregate number of such Conversion Shares and Warrant Shares held by all Holders as of such date and (z) the difference between the Issuable Maximum and the number of shares of Common Stock issued, in the aggregate among all Holders, pursuant to any conversions of Debentures or exercise of Warrants prior to such date. If on any Conversion Date: (A) the applicable Set Price then in effect is such that the shares issuable under this Debenture on any Conversion Date together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures would exceed the Issuable Maximum, and (B) the Company shall not have obtained Shareholder Approval, then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms above) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by such Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL"), the Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Debenture shall otherwise remain in full force and effect. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto. For clarity, the failure of the Company to actually obtain Shareholder Approval shall not be a breach of covenant or Event of Default under Section 3 of this Debenture, provided, that any issuance of securities which results in an adjustment to the Set Price (other than pursuant to Section 4(c)(ii)) without the Company having previously sought and voted on Shareholder Approval as set forth in the Purchase Agreement shall be a breach of covenant in the Purchase Agreement and an Event of Default under
                           Section 3(a)(ii).

                           (iii) CONVERSION SHARES ISSUABLE UPON CONVERSION AND
                  PURSUANT TO INTEREST.

                                    (A) CONVERSION OF PRINCIPAL AMOUNT. The
                           number of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Set Price, and

                                    (B) PAYMENT OF INTEREST IN CONVERSION
                           SHARES. The number of shares of Common Stock issuable upon payment of interest under this Debenture shall be the number determined by (x) the product of (I) the outstanding principal amount of this Debenture to be converted and (II) the product of (aa) the quotient obtained by dividing 9% by 360 and (bb) the number of days for which such principal amount was outstanding, divided by (y) the applicable Interest Conversion Rate, PROVIDED, that if the Company shall have elected to pay the -------- interest due on an Interest Payment Date in cash pursuant to the terms hereof, this subsection (B) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

                                    (C) Notwithstanding anything to the contrary
                           contained herein, if on any Conversion Date:

                                            (1) the number of shares of Common
                                    Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to honor such conversion;

                                            (2) the Common Stock shall fail to
                                    be listed or quoted for trading on a
                                    Principal Market; or

                                            (3) the Company has failed to timely
                                    satisfy its conversion obligations
                                    hereunder.

                                    and, with respect to such delivery, no prior
                           demand has been made by the Holder pursuant to
                           Section 4(b)(ii) or Section 4(b)(iii), then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to this
                           Section 4, shall deliver, within five Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with such Conversion Date and the highest VWAP during the period commencing on the Conversion Date and ending on the Trading Day prior to the date such payment is made.

                  (b) (i) Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates for the Shares of Common Stock which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures and (B) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                           (ii) If the Company fails for any reason to deliver
                  to the Holder such certificate or certificates pursuant to
                  Section 4(b)(i) by the fifth Trading Day after the Conversion Date, and, with respect to such delivery, no prior demand has been made by the Holder pursuant to Section 4(a)(iii)(C) or
                  Section 4(b)(iii) the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; PROVIDED, HOWEVER, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                           (iii) In addition to any other rights available to
                  the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to
                  Section 4(b)(i) by the fifth Trading Day after the Conversion Date, and with respect to such delivery, no prior demand has been made by the Holder pursuant to Section 4(a)(iii)(C) or
                  Section 4(b)(ii), if after such fifth Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause

                  (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                           (iv) Notwithstanding anything herein to the contrary,
                  if after the Effective Date the VWAPs for any 15 consecutive Trading Days exceeds the then Set Price by more than 200% (such 15 Trading Day period not commencing until after the Effective Date), the Company may, within 2 Trading Days of the end of any such period, deliver a notice to the Holder (a "FORCED NOTICE OF CONVERSION" and the date such notice is received by the Holder, the "FORCED NOTICE OF CONVERSION DATE") to cause the Holder to immediately convert all or part (and if part, pro-rata in proportion to each Holders initial purchase of the Debentures) of the then outstanding principal amount of Debentures pursuant to Section 4(a)(i). The Company may only effect a Forced Conversion Notice if all of the Equity Conditions are met through the applicable Threshold Period until the date of the applicable Forced Conversion. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement.

                  (c) (i) The conversion price in effect on any Conversion Date shall be equal to $1.32 (subject to adjustment herein)(the "SET PRICE").

                           (ii) If the Company, at any time while the Debentures
                  are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while Debentures
                  are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock or Common Stock Equivalents at a price per share less than the VWAP at the record date mentioned below, then the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the VWAP on the record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                           (iv) If the Company, any subsidiary thereof or The
                  Sage Group, Plc (or any Affiliates thereof), as applicable, at any time while Debentures are outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities of the Company, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (collectively, "COMMON STOCK EQUIVALENTS") entitling any Person to acquire shares of Common Stock, at an effective price per share less than 87% of the then Set Price ("DILUTIVE ISSUANCE"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced, only if such adjustment will result in a reduction, to equal 115% of the lowest effective price per share of such Dilutive Issuance. Such adjustment shall be made whenever an event that causes a reduction hereunder occurs. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

                           (v) If the Company, at any time while Debentures are
                  outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (vi) [RESERVED]

                           (vii) All calculations under this Section 4 shall be
                  made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

                           (viii) The Company agrees that it is prohibited from
                  taking any actions specified in Sections 4(c)(iii)-(v) which would result in any adjustment to the Set Price prior to submitting the transactions contemplated by the Purchase Agreement to a vote for Shareholder Approval. Whenever the Set Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (ix) If (A) the Company shall declare a dividend (or
                  any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (x) If, at any time while this Debenture is
                  outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate

                  Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                           (xi) Notwithstanding the foregoing, no adjustment
                  will be made under this paragraph (c) in respect of (A) the granting or issuance of shares of capital stock or of options to employees, officers, directors and key consultants of the Company pursuant to any stock option plan agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) upon the exercise of this Debenture or any other Debenture of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (C) upon the exercise of or conversion of any Convertible Securities, options or warrants issued and outstanding on the Original Issue Date, provided such securities have not been amended since the date of the Purchase Agreement, or (D) issuance of securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital, or (E) sales or transfers of shares of Common Stock from The Sage Group, Plc (or any Affiliates thereof) to the Company whereupon such shares are cancelled.

                           (xii) At any time the Company either negatively
                  restates any of its financial statements relating to, or makes any public disclosure that negatively revises or negatively adds to any prior disclosure of, any material transactions of the Company consummated prior to the Original Issue Date, the Set Price shall be reduced, and only reduced, to equal the lowest VWAP during the 5 Trading Days immediately following any such public announcement. For clarification, if such VWAP is above the then Set Price, no adjustment will occur hereunder at such time.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at the address set forth above, FACSIMILE NUMBER ___________, ATTN: ____________ or such other address or facsimile number as the Company may specify for such purposes by notice to the

         Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

         SECTION 5. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. Subject to the provisions of this
         Section 5, the Company may, at any time, deliver a notice to the Holders (an "OPTIONAL REDEMPTION NOTICE" and the date such notice is deemed delivered hereunder, the "OPTIONAL REDEMPTION NOTICE DATE") of its irrevocable election to redeem all, but not less than all, of the then outstanding Debentures, for an amount, in cash, equal to the Optional Redemption Amount on the 30th Trading Day following the Optional Redemption Notice Date (such date, the "OPTIONAL REDEMPTION DATE" and such redemption, the "OPTIONAL REDEMPTION"). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Company may only effect from the Optional Redemption Notice Date through to the Optional Redemption Date. The Holders may convert, pursuant to Section 4(a)(i) hereof, any shares of Debentures subject to an Optional Redemption at any time prior to the date that the Optional Redemption Amount and all amounts owing thereon are due and paid in full. The Company covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company's right to redeem the Debentures shall be applied ratably to the Holders in proportion to each Holder's initial purchase of Debentures under the Purchase Agreement.

                  (b) MONTHLY REDEMPTION. On each Monthly Redemption Date, the Company shall redeem each Holder's Pro Rata Portion of the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Debenture. For purposes of this subsection 5(b) only,

         "PRO RATA PORTION" is the ration of (x) the principal amount of this Debenture on the Original Issue Date and (y) the sum of the aggregate original principal amounts of the Debentures issued to all Holders. If any Holder shall no longer holds Debentures, then the Pro Rata Portion shall be recalculated to exclude such Holder's principal amount from clause (y) above and the Monthly Redemption Amount shall be allocated pro-rata among the remaining Holders. The Monthly Redemption Amount due on each Monthly Redemption Date shall, except as provided in this Section, be paid in cash. As to any Monthly Redemption and upon 20 Trading Days' prior written irrevocable notice, in lieu of a cash redemption payment the Company may elect to pay 100% of a Monthly Redemption in Conversion Shares based on a conversion price equal to the lesser of (i) 90% of the average of the 20 VWAPs immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) and
         (ii) the Set Price (the "MONTHLY CONVERSION PRICE"); PROVIDED, HOWEVER, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless, on the Monthly Redemption Date and during the 20 Trading Day period immediately prior thereto, the Equity Conditions have been satisfied. The Holders may convert, pursuant to Section 4(a)(i), any principal amount of the Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. Any principal amount of Debenture converted during any 20 day period until the date the Monthly Redemption Amount is paid shall be first applied to principal amount subject to the Monthly Redemption and such Holder's cash payment of the Monthly Redemption Amount on such Monthly Redemption Date shall be reduced accordingly. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full.

                  (c) REDEMPTION PROCEDURE. The payment of cash and/or issuance of Common Stock, as the case may be, pursuant to a Monthly Redemption shall be made on the Monthly Redemption Date and the payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for a Monthly Redemption or Optional Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount or Optional Redemption Amount, as applicable, plus all amounts owing thereon is paid in full. In addition, if any portion of the Monthly Redemption Amount or Optional Redemption Amount, as applicable, remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate AB INITIO such redemption, notwithstanding anything herein contained to the contrary. Notwithstanding anything to the contrary in this Section 6, the Company's determination to redeem in cash or shares of Common Stock shall be applied ratably among the Holders based upon the principal amount of Debentures initially purchased by each Holder, adjusted upward ratably in the event all of the shares of Debentures of any Holder are no longer outstanding.

         SECTION 6. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "CHANGE OF CONTROL TRANSACTION" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 45% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock, $0.0001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "CONVERSION DATE" shall have the meaning set forth in Section 4(a)(i) hereof.

                  "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                  "EQUITY CONDITIONS" shall mean, during the period in question,
         (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices, if any, (ii) all liquidated damages and other amounts owing in respect of the Debentures shall have been paid; (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents, notwithstanding any conversion or exercise limitations contained therein (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute and Event of Default and (vii) all of the shares issued or issuable pursuant to the transaction documents in full, ignoring for such purposes any conversion or exercise limitation therein, would not violate the limitations set forth in Sections 4(a)(ii)(A) and 4(a)(ii)(B) and (ix) no public announcement of a pending or proposed Fundamental Transaction or acquisition transaction has occurred that has not been consummated.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "INTEREST CONVERSION RATE" means 90% of the lesser of (i) the average of the 20 VWAPs immediately prior to the applicable Interest Payment Date or (ii) the average of the 20 VWAPs immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

                  "LATE FEES" shall have the meaning set forth in the second paragraph to this Debenture.

                  "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of (i) the greater of: (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and
         (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "MONTHLY CONVERSION PRICE" shall have the meaning set forth in
         Section 5(a) hereof.

                  "MONTHLY REDEMPTION" shall mean the redemption of the Debenture pursuant to Section 5(a) hereof.

                  "MONTHLY REDEMPTION AMOUNT" shall mean, as to a Monthly Redemption, $233,333 in the aggregate among all Holders.

                  "MONTHLY REDEMPTION DATE" means the 1st of each month, commencing on February 1, 2005 and ending upon the full redemption of this Debenture.

                  "OPTIONAL REDEMPTION AMOUNT" shall mean the sum of (i) 110% of the principal amount of the Debenture then outstanding, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debentures.

                  "OPTIONAL REDEMPTION DATE" shall have the meaning set forth in
         Section 5(a).

                  "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of March 15, 2004, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the March 15, 2004, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SET PRICE" shall have the meaning set forth in Section
         4(c)(i).

                  "SHAREHOLDER APPROVAL" shall have the meaning set forth in the Purchase Agreement.

                  "TRADING DAY" means (a) a day on which the shares of Common Stock are traded on the Principal Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not quoted on a Principal Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

                  "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

                  "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a "selling stockholder" thereunder.

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market or the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market (or OTC Bulletin Board) on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on a Principal Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized independent appraiser selected in good faith by Purchasers holding a majority of the outstanding principal amount of Debentures.

         SECTION 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein. As long as there this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents; (c) enter into any agreement with respect to any of the foregoing; or (d) issue any variable priced equity securities or variable priced equity linked securities.

         SECTION 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         SECTION 9. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is PARI PASSU or senior in any respect to the Company's obligations under the Debentures.

         SECTION 10. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of San Diego, California (the "CALIFORNIA COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such California Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         SECTION 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         SECTION 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         SECTION 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.


                              *********************

         IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                    ISLAND PACIFIC, INC.


                                    By:_____________________________________
                                       Name:
                                       Title:

                                     ANNEX A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert principal and, if specified, interest under the 9% Convertible Debenture of Island Pacific, Inc., (the "Company") due on May 15, 2006 into shares of common stock, $0.0001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
                           Date to Effect Conversion:

                           Principal Amount of Debentures to be Converted

                           Payment of Interest in Common Stock   |_| Yes  |_| No
                                    If yes, $ _______ of Interest Accrued on
                                    Account of Conversion at Issue

                           Number of shares of Common Stock to be Issued:

                           Applicable Conversion Price:

                           Signature:

                           Name:

                           Address:

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

9% Convertible Debentures due on May 15, 2006 in the aggregate principal amount of $____________ issued by Island Pacific, Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                     Dated:

=============================== ========================= ======================= ===========================
                                                            Aggregate Principal
                                                              Amount Remaining
      Date of Conversion                                       Subsequent to
     (or for first entry,             Amount of                 Conversion
     Original Issue Date)             Conversion               (or original              Company Attest
                                                             Principal Amount)
------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


------------------------------- ------------------------- ----------------------- ---------------------------


=============================== ========================= ======================= ===========================

                                                                      EXHIBIT C


NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

                          COMMON STOCK PURCHASE WARRANT


                To Purchase __________ Shares of Common Stock of

                              ISLAND PACIFIC, INC.

                  THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after September 16, 2004 (the "INITIAL EXERCISE DATE") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Island Pacific, Inc., a corporation incorporated in the State of Delaware (the "COMPANY"), up to ____________ shares (the "WARRANT SHARES") of Common Stock, par value $0.0001 per share, of the Company (the "COMMON STOCK"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be $1.15, subject to adjustment hereunder. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT"), DATED MARCH 15, 2004, BETWEEN THE COMPANY AND THE INVESTORS SIGNATORY THERETO.

         1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part to an Affiliate of the Holder, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company. The Holder hereof, by acceptance of this Warrant, agrees to be bound by the covenants made by the original Holder contained in the Purchase Agreement.

         2. AUTHORIZATION OF SHARES. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. EXERCISE OF WARRANT.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the fifth Trading Day after the date of exercise, and if after such fifth Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause
         (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                           (c) (i) The Company shall not effect any exercise of
                  this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                           (ii) If the Company has not obtained Shareholder
                  Approval (as defined below) if required and, pursuant to
                  Section 11(b) herein the Exercise Price of this Warrant has been reduced to be below the closing bid price of the Common Stock on the Trading Day immediately prior to the Closing Date (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement), then the Company may not issue upon exercise of this Warrant in the aggregate, in excess of 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date, less any shares of Common Stock issued upon conversion of or as payment of interest on the Debentures or upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement (such number of shares, the "ISSUABLE MAXIMUM"). If on any attempted exercise of this Warrant, the issuance of Warrant Shares would exceed the Issuable Maximum and the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a Warrant exercise such number of Warrant Shares as may be issued below the Issuable Maximum and, with respect to the remainder of the aggregate number of Warrant Shares, this Warrant shall not be exercisable until and unless Shareholder Approval has been obtained. The Holder may, in its sole discretion, limit the effect of any adjustment pursuant to
                  Section 11(b) to the extent it would otherwise cause this provision to prevent the issuance of all of the Warrant Shares.

                  (d) If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                           (A)  =   the VWAP on the Trading Day immediately
                                    preceding the date of such election;

                           (B)  =   the Exercise Price of this Warrant, as
                                    adjusted; and

                           (X)  =   the number of Warrant Shares issuable upon
                                    exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

                  (e) Subject to the provisions of this Section 3, if after the Effective Date the VWAP for twenty consecutive Trading Days (the "MEASUREMENT PRICE") exceeds 300% of the then Exercise Price (subject to adjustment herein) (the "THRESHOLD PRICE"), then the Company may, on one occasion and within two Trading Days of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "CALL"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "CALL NOTICE"), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date, the "CALL DATE"). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered from the time of delivery of the Call Notice through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 10, the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the 20 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Measurement Price equals or exceeds the Threshold Price, (ii) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, (iii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale all such Warrant Shares and (iv) the Common Stock shall be listed or quoted for trading on the Principal Market.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; PROVIDED, HOWEVER, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

         7. TRANSFER, DIVISION AND COMBINATION.

                  (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(f) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws,
         (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

         8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                  (a) STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
         (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are immediately purchasable hereto immediately thereafter resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) ANTI-DILUTION PROVISIONS. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 11(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

                           (i) ADJUSTMENT OF EXERCISE PRICE. Except as set forth
                  in Section 11(b)(ii)(E), if and whenever the Company, any of its Subsidiaries or The Sage Group, plc (or any Affiliates thereof), as applicable, issues or sells, or in accordance with Section 11(b) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "BASE SHARE PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE"), then, the Exercise Price shall be reduced to equal the Base Share Price, PROVIDED, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Capital Share Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued or sold.

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

                           (ii) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For
                  purposes of determining the adjusted Exercise Price under
                  Section 11(b) hereof, the following will be applicable:

                                    (A) ISSUANCE OF RIGHTS OR OPTIONS. If the
                           Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("BELOW BASE PRICE OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

                                    (B) ISSUANCE OF CONVERTIBLE SECURITIES. If
                           the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                                    (C) CHANGE IN OPTION PRICE OR CONVERSION
                           RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                                    (D) CALCULATION OF CONSIDERATION RECEIVED.
                           If any Common Stock, Options or Convertible
                           Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible

                           Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (average of the closing bid and ask price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company, or if the Holder reasonably objects to such valuation, by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                                    (E) EXCEPTIONS TO ADJUSTMENT OF EXERCISE
                           PRICE. Notwithstanding the foregoing, no adjustment will be made under this Section 11(b) in respect of
                           (1) the granting or issuance of shares of capital stock or of options to employees, consultants, officers and directors of the Company pursuant to any stock option plan, agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose,
                           (2) upon the exercise of the Debentures or any Debentures of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (3) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that the securities have not been amended since the date of the Purchase Agreement, or (4) issuance of securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital, or (5) sales or transfers of shares of Common Stock from The Sage Group, Plc (or any Affiliates thereof) to the Company whereupon such shares are cancelled.

                                    (F) At any time the Company either
                           negatively restates any of its financial statements relating to, or makes any public disclosure that negatively revises or negatively adds to any prior disclosure of, any material transactions of the Company consummated prior to the date hereof, the Set Price shall be reduced, and only reduced, to equal the lowest VWAP during the 5 Trading Days immediately following any such public announcement. For clarification, if such VWAP is above the then Set Price, no adjustment will occur hereunder at such time.

                           (iii) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No
                  adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         12. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         15. NOTICE OF CORPORATE ACTION. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

         16. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         17. MISCELLANEOUS.

                  (a) JURISDICTION. This Warrant shall constitute a contract under the laws of California, without regard to its conflict of law, principles or rules.

                  (b) RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                  (e) LIMITATION OF LIABILITY. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (i) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (j) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  March __, 2004
                                             ISLAND PACIFIC, INC.



                                             By: _____________________________
                                                 Name:
                                                 Title:

                               NOTICE OF EXERCISE

To:      Island Pacific, Inc.

         (1) The undersigned hereby elects to purchase ________ Warrant Shares of Island Pacific, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Payment shall take the form of (check applicable box):

                           [  ] in lawful money of the United States; or

                           [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

         (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------------

The Warrant Shares shall be delivered to the following:

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

         (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                  [PURCHASER]


                                  By: ______________________________
                                      Name:
                                      Title:

                                  Dated:  __________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

______________________________________________________________________________.



______________________________________________________________________________

                                                  Dated: ______________, _______


                  Holder's Signature: _______________________________

                  Holder's Address:   _______________________________

                                      _______________________________


Signature Guaranteed:  ______________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                      EXHIBIT D


NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

                          COMMON STOCK PURCHASE WARRANT


                To Purchase __________ Shares of Common Stock of

                              ISLAND PACIFIC, INC.

                  THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 15, 2004 (the "INITIAL EXERCISE DATE") and on or prior to the close of business on the earlier of (i) the 6 month anniversary of the Effective Date and (ii) the 18th month anniversary of the Closing Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Island Pacific, Inc., a corporation incorporated in the State of Delaware (the "COMPANY"), up to ____________ shares (the "WARRANT SHARES") of Common Stock, par value $0.0001 per share, of the Company (the "COMMON STOCK"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be $5.00, subject to adjustment hereunder. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT"), DATED MARCH 15, 2004, BETWEEN THE COMPANY AND THE INVESTORS SIGNATORY THERETO.

         1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part to an Affiliate of the Holder, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company. The Holder hereof, by acceptance of this Warrant, agrees to be bound by the covenants made by the original Holder contained in the Purchase Agreement.

         2. AUTHORIZATION OF SHARES. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. EXERCISE OF WARRANT.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the fifth Trading Day after the date of exercise, and if after such fifth Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause
         (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                           (c) (i) The Company shall not effect any exercise of
                  this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                           (ii) If the Company has not obtained Shareholder
                  Approval (as defined below) if required, then the Company may not issue upon exercise of this Warrant in the aggregate, in excess of 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date, less any shares of Common Stock issued upon conversion of or as payment of interest on the Debentures or upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement (such number of shares, the "ISSUABLE Maximum"); PROVIDED, HOWEVER, any Warrant Shares previously issued upon exercise of the Series A Warrants shall not be included in any such calculation unless the Exercise Price thereof is less than the closing bid price of the Common Stock on the Trading Day immediately prior to the Closing Date (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement). If on any attempted exercise of this Warrant, the issuance of Warrant Shares would exceed the Issuable Maximum and the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a Warrant exercise such number of Warrant Shares as may be issued below the Issuable Maximum and, with respect to the remainder of the aggregate number of Warrant Shares, this Warrant shall not be exercisable until and unless Shareholder Approval has been obtained.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; PROVIDED, HOWEVER, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

         7. TRANSFER, DIVISION AND COMBINATION.

                  (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(f) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws,
         (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

         8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                  (a) STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
         (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are immediately purchasable hereto immediately thereafter resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) ANTI-DILUTION PROVISIONS. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 11(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

                           (i) ADJUSTMENT OF EXERCISE PRICE. Except as set forth
                  in Section 11(b)(ii)(E), if and whenever the Company, any of its Subsidiaries or The Sage Group, plc (or any Affiliates thereof), as applicable, issues or sells in a public offering, or in accordance with Section 11(b) hereof is deemed to have issued or sold, any shares of Common Stock in a public offering, for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "BASE SHARE PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE"), then, the Exercise Price shall be reduced to equal the Base Share Price, PROVIDED, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Capital Share Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued or sold.

                           (ii) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For
                  purposes of determining the adjusted Exercise Price under
                  Section 11(b) hereof, the following will be applicable:

                                    (A) ISSUANCE OF RIGHTS OR OPTIONS. If the
                           Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("BELOW BASE PRICE OPTIONS"), then the maximum total number of shares of Common

                           Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

                                    (B) ISSUANCE OF CONVERTIBLE SECURITIES. If
                           the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                                    (C) CHANGE IN OPTION PRICE OR CONVERSION
                           RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                                    (D) CALCULATION OF CONSIDERATION RECEIVED.
                           If any Common Stock, Options or Convertible
                           Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (average of the closing bid and ask price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company, or if the Holder reasonably objects to such valuation, by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                                    (E) EXCEPTIONS TO ADJUSTMENT OF EXERCISE
                           PRICE. Notwithstanding the foregoing, no adjustment will be made under this Section 11(b) in respect of
                           (1) the granting or issuance of shares of capital stock or of options to employees, consultants, officers and directors of the Company pursuant to any stock option plan, agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose,
                           (2) upon the exercise of the Debentures or any Debentures of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (3) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that the securities have not been amended since the date of the Purchase Agreement, or (4) issuance of securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital, or (5) sales or transfers of shares of Common Stock from The Sage Group, Plc (or any Affiliates thereof) to the Company whereupon such shares are cancelled.

                           (iii) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No
                  adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         12. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         15. NOTICE OF CORPORATE ACTION. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

         16. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         17. MISCELLANEOUS.

                  (a) JURISDICTION. This Warrant shall constitute a contract under the laws of California, without regard to its conflict of law, principles or rules.

                  (b) RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                  (e) LIMITATION OF LIABILITY. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all

         Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (i) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (j) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  March __, 2004
                                            ISLAND PACIFIC, INC.



                                            By: ______________________________
                                                Name:
                                                Title:

                               NOTICE OF EXERCISE

To:      Island Pacific, Inc.

         (1) The undersigned hereby elects to purchase ________ Warrant Shares of Island Pacific, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Payment shall take the form of (check applicable box):

                           [  ] in lawful money of the United States; or

                           [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

         (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------------

The Warrant Shares shall be delivered to the following:

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

         (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                  [PURCHASER]


                                  By: ______________________________
                                      Name:
                                      Title:

                                  Dated:  __________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

______________________________________________________________________________.



______________________________________________________________________________

                                                  Dated: ______________, _______


                  Holder's Signature: _______________________________

                  Holder's Address:   _______________________________

                                      _______________________________


Signature Guaranteed:  ______________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 15, 2004, among Island Pacific, Inc., a Delaware corporation (the "COMPANY"), and the purchasers signatory hereto (each such purchaser is a "PURCHASER" and all such purchasers are, collectively, the "PURCHASERS").

                  This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "PURCHASE AGREEMENT").

                  The Company and the Purchasers hereby agree as follows:

     1. DEFINITIONS

         CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN THAT ARE DEFINED IN THE PURCHASE AGREEMENT SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN THE PURCHASE AGREEMENT. As used in this Agreement, the following terms shall have the following meanings:

                  "EFFECTIVENESS DATE" means, with respect to the initial Registration Statement to be filed hereunder, the 90th calendar day (120th calendar day in the event of a "full review" by the Commission) following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; PROVIDED, HOWEVER, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

                  "EFFECTIVENESS PERIOD" shall have the meaning set forth in
         Section 2(a).

                  "FILING DATE" means, with respect to the initial Registration Statement to be filed hereunder, the 30th day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 15th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder

                  "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
         Section 5(c) hereof.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
         Section 5(c) hereof.

                  "PROSPECTUS" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "REGISTRABLE SECURITIES" means all of the shares of Common Stock issuable upon conversion in full of the Debentures, assuming for such purposes that all of the Debentures are held until the 26th month anniversary of their date of issuance, and the lowest possible conversion price in effect during the period between the applicable Closing and the filing date of the Registration Statement (assuming the Monthly Conversion Price is then applicable) and interest is paid in shares only until the Maturity Date, exercise in full of the Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing or in connection with any anti-dilution provisions in the Debentures.

                  "REGISTRATION STATEMENT" means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

                  "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

                  "WARRANTS" shall mean the Common Stock purchase warrants issued to the Purchasers pursuant to the Purchase Agreement.

     2. SHELF REGISTRATION

         (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of 130% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (unless the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders and except to the extent the Company determines that modifications thereto are required under applicable law) substantially the "Plan of Distribution" attached hereto as ANNEX A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "EFFECTIVENESS PERIOD").

         (b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) prior to its Effective Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 15 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 5 consecutive Trading Days or in any individual case an aggregate of 15 Trading Days during any 12 month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an "EVENT", and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 Trading Day period is exceeded, or for purposes of clause (v) the date on which such 5 or 15 Trading Day period, as applicable, is exceeded being referred to as "EVENT DATE"), then, on each such Event Date and every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% per month of (i) the Subscription Amount paid by such Holder pursuant to the Purchase Agreement for Securities then held by such Holder, and (ii) if the Warrants are "in the money" and then held by the Holder, the value of any outstanding Warrants (valued at the difference between the average VWAP during the applicable month and the Exercise Price multiplied by the number of shares of Common Stock the Warrants are exercisable into). If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event and shall be in lieu of any and all of the penalties or liquidated damages that might otherwise arise by reason of such Event unless such Event constitutes an Event of Default under the Debentures.

     3. REGISTRATION PROCEDURES

         In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Not less than five Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (excluding any document that would be incorporated or deemed incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably and in good faith object, provided, the Company is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of such documents.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 Trading Days, to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 85% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale of by the Holders of not less than 130% of the number of such Registrable Securities.

         (d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interests of the Company to allow continued availability or the Registration Statement or Prospectus.

         (e) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (f) Use commercially reasonable efforts to register or qualify the resale of such Registrable Securities as required under applicable securities or Blue Sky laws of each State within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         (g) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

         (h) Upon the occurrence of any event contemplated this Section 3, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (vi) of
Section 3(d) above to suspend the use of the use of any Prospectus until the requisite changes to such Prospectus have been made, or the Company otherwise notifies the Holders of its election to suspend the availability of a Registration Statement and Prospectus pursuant to clause (vi) of Section 3(d), then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of a Registration Statement and Prospectus pursuant to clause (vi) of Section 3(d), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the Registration Statement and Prospectus is no longer not in the best interests of the Company. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 45 consecutive days or for multiple periods not to exceed 60 days in any 12 month period.

         (i) Comply with all applicable rules and regulations of the Commission.

         (j) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (k) The Company may require, at any time prior to the third Trading Day prior to the Filing Date, each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof, within three Trading days of the Company's request. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing as to such Holder at such time shall be tolled and any Event that may otherwise occur as to such Holder solely because of such delay shall be suspended, until such information is delivered to the Company.

     4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

     5. INDEMNIFICATION

         (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

         (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon: (i) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PArty"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for each Holder shall be at the expense of the Indemnifying Party). The Indemnifying

Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6. MISCELLANEOUS

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 51% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in
Schedule 6(b) hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

         (c) NO PIGGYBACK ON REGISTRATIONS. Except as and to the extent specified in Schedule 6(c) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders to include securities of the Company in the Registration Statement without the prior written consent of the Holders, which consent shall not be unreasonably withheld. Except as and to the extent specified in Schedule 6(c), the Company shall not file any other registration statement until after the Effective Date.

         (d) COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         (e) DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(d)(ii), (iii) or
(vi), such Holder will forthwith discontinue disposition of such Registrable

Securities under a Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

         (f) PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(f) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

         (g) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

         (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (j) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         (k) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (l) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (m) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (n) INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                              ********************

               IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                    ISLAND PACIFIC, INC.


                                    By:  /s/ Ran Furman
                                       ----------------------------
                                    Name: Ran Furman
                                    Title:  Chief Financial Officer

                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

                     [SIGNATURE PAGE OF HOLDERS TO IPI RRA]

                           OMICRON MASTER TRUST
                           By: Omicron Capital L.P., as subadvisor
                           By: Omicron Capital Inc., its general partner

                           By: /s/ Bruce Bernstein
                               ----------------------------------------------
                               Bruce Bernstein, Managing Partner



                           MIDSUMMER INVESTMENTS, LTD.
                           By:  Midsummer Capital, LLC, as investment manager

                           By: /s/ Scott Kaufman
                               ----------------------------------------------
                           Title:  Managing Director

                                     ANNEX A
                                     -------

                              PLAN OF DISTRIBUTION
                              --------------------


         Each Selling Stockholder (the "SELLING STOCKHOLDERS") of the common stock ("COMMON STOCK") of [ISSUER] (the "COMPANY") and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

                  o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

                  o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                  o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                  o an exchange distribution in accordance with the rules of the applicable exchange;

                  o        privately negotiated transactions;

                  o        settlement of short sales;

                  o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

                  o        a combination of any such methods of sale;

                  o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

                  o any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.